                                     LEASE

                            200 SOUTH WACKER DRIVE

                               CHICAGO, ILLINOIS

                              TENFOLD CORPORATION

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
1.  TERM..................................................................  1

2.  BASE RENT.............................................................  2

 A.  Base Rent............................................................  2
 B.  Abatement of Initial Base Rent.......................................  2

3.  ADDITIONAL RENT.......................................................  2

 A.  Definitions..........................................................  3
 B.  Expense Adjustment...................................................  6
 C.  Tax Adjustment.......................................................  6
 D.  Allocation of Operating Expenses.....................................  7
 E.  Tenant's Right to Examine Landlord's Books and Records...............  7

4.  USE OF THE PREMISES...................................................  8

 A.  Reserved Areas.......................................................  8
 B.  Permitted Use........................................................  9
 C.  Compliance with Law..................................................  9
 D.  Hazardous Materials..................................................  9

5.  POSSESSION............................................................ 10

6.  SERVICES.............................................................. 11

 A.  List of Services..................................................... 11
 B.  Billing for Electricity.............................................. 13
 C.  Interruption of Services............................................. 13
 D.  Charges for Services................................................. 13
 E.  Energy Conservation.................................................. 14

7.  REPAIRS............................................................... 14

8.  ADDITIONAL AND ALTERNATIONS........................................... 15

9.  CONVENANT AGAINST LIENS..............................................  15

10.  INSURANCE...........................................................  16

  A.  Waiver of Subrogation..............................................  16
  B.  Coverage...........................................................  16
  C.  Avoid Action Increasing Rates......................................  17
  D.  Landlord's Insurance...............................................  17

11.  FIRE OR CASUALTY....................................................  17

12.  WAIVER OF CLAIMS - INDEMNIFICATION..................................  18

13.  NONWAIVER...........................................................  19

14.  CONDEMNATION........................................................  19

15.  ASSIGNMENT AND SUBLETTING...........................................  20

16.  SURRENDER OF POSSESSION.............................................  24

17.  HOLDING OVER........................................................  25

18.  ESTOPPEL CERTIFICATE................................................  25

19.  OBLIGATION TO MORTGAGEES............................................  26

  A.  Subordination......................................................  26
  B.  Notice to Landlord and Mortgagee...................................  26
  C.  Non-Disturbance Agreement..........................................  26

20.  CERTAIN RIGHTS RESERVED BY LANDLORD.................................  26

21.  RULES AND REGULATIONS...............................................  28

22.  LANDLORD'S REMEDIES.................................................  28

23.  EXPENSES OF ENFORCEMENT.............................................  30

24.  COVENANT OF QUIET ENJOYMENT.........................................  30

25.  LETTER OF CREDIT..................................................  30

26.  REAL ESTATE BROKER................................................  32

27.  MISCELLANEOUS.....................................................  32

  A.  Rights Cumulative................................................  32
  B.  Interest.........................................................  33
  C.  Terms............................................................  33
  D.  Binding Effect...................................................  33
  E.  Lease Contains All terms.........................................  33
  F.  Delivery for Examination.........................................  33
  G.  No Air Rights....................................................  33
  H.  Modification of Lease............................................  33
  I.  [Intentionally Omitted]..........................................  33
  J.  Transfer of Landlord's Interest..................................  33
  K.  Landlord's Title.................................................  34
  L.  Prohibition Against Recording....................................  34
  M.  Captions.........................................................  34
  N.  Covenants and Conditions.........................................  34
  O.  Only Landlord/Tenant Relationships...............................  34
  P.  Application of Payments..........................................  34
  Q.  Definition of Landlord...........................................  34
  R.  Time of Essence..................................................  34
  S.  Time for Performance.............................................  34
  T.  Governing Law....................................................  35
  U.  Partial Invalidity...............................................  35
  V.  Parking..........................................................  34

28.  NOTICES...........................................................  35

29.  LIMITATION ON LANDLORD'S LIABILITY................................  36

30.  TENANT ALLOWANCES.................................................  36

31.  RIGHT OF FIRST OFFER..............................................  37

32.  OPTION TO EXTEND..................................................  38

33.  ROOF RIGHTS.......................................................  39

                                     LEASE
                            200 SOUTH WACKER DRIVE
                               CHICAGO, ILLINOIS


     AGREEMENT OF LEASE made as of this 20th day of June, 2000 (hereinafter referred to as the "Lease") between 200 South Wacker Drive, L.L.C., an Illinois limited liability company (hereinafter referred to as "Landlord"), and TenFold Corporation, a Delaware corporation (hereinafter referred to as "Tenant");

                                  WITNESSETH:

Landlord hereby agrees to Lease to Tenant, and Tenant hereby agrees to accept,
(a) that certain space commonly described as the entirety of the fifteenth (15/th/) floor and containing approximately 21,897 square feet of "Rentable Area" ("Area A"), and (b) that certain space commonly described as the entirety of the fourteenth (14/th/) and sixteenth (16/th/) floors and containing approximately 43,777 square feet of Rentable Area in the aggregate ("Area B") (Area A and Area B contain in the aggregate approximately 65,674 square feet of "Rentable Area" and are separately and together referred to as the "Premises" and are designated on the plan attached hereto as Exhibit A) in the building known as 200 South Wacker Drive (hereinafter referred to as the "Building") located on a parcel of land at the southwest corner of South Wacker Drive and West Adams Street, in the City of Chicago, Cook County, Illinois (hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Land", which Land is legally described on Exhibit I attached hereto and made a part hereof), subject to the terms and conditions of this Lease. For purposes of this Lease, the Rentable Area of the Building and the Premises shall be computed in accordance with Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Buildings known as ANSI/BOMA Z65.1-1996, approved June 7, 1996 by American National Standards Institute, Inc. ("BOMA Standards"), as modified in a manner similar to that adopted by other similar class office buildings in the Chicago metropolitan area and consistently applied throughout the Building.

     In consideration thereof, Landlord and Tenant covenant and agree as follows:

     1.   TERM.
          ----

          The term of this Lease (hereinafter referred to as the "Term") shall commence, as to Area A, on October 1, 2000 (the "Area A Commencement Date"), and as to Area B, on October 1, 2001 (the "Area B Commencement Date"), and shall end on the last day of the seventy-second (72/nd/) full calendar month following the Area B Commencement Date (hereinafter referred to as the "Termination Date"), unless sooner terminated (or extended) as provided herein. The Area A Commencement Date and the Area B Commencement Date shall be deferred in accordance with Paragraph 5 hereof. In no event shall it be a default under this

Lease if Tenant shall fail to occupy either Area A or Area B on the Area A Commencement Date or Area B Commencement Date, as the case may be; provided that all of Tenant's other obligations under this Lease with respect to Area A and Area B shall commence on the respective Commencement Date, subject to Section 2.B hereof. Landlord and Tenant shall confirm by written memorandum (the "Term Commencement Memorandum") the Area A Commencement Date, the Area B Commencement Date and the Termination Date promptly following the establishment of the such dates. The Term Commencement Memorandum shall be in the form attached hereto as Exhibit J.

     2.   BASE RENT.
          ---------

          A.   Base Rent.  Tenant shall pay to Landlord or Landlord's agent at
               ---------
200 South Wacker Drive, Chicago, Illinois, or at such other place as Landlord may from time to time designate in writing, in currency which, at the time of payment, is legal tender for private or public debts in the United States of America, rent at the annual rate set forth in the schedule attached hereto as Exhibit B and made a part hereof (hereinafter referred to as the "Base Rent") on or before the first day of each and every month during the Term, without demand and without any set-off or deduction whatsoever. Tenant shall pay the first full monthly installment of Base Rent at the time of execution of this Lease. Any Base Rent payable for a partial month shall be paid on a pro rata basis based on the number of days in such partial month on the first day of such month which falls within the Term. Each period of twelve (12) months beginning on the Area A Commencement Date or on any anniversary thereof and ending on the day before the following anniversary of the Area A Commencement Date or on the Termination Date, as the case may be, is hereinafter referred to as a "Lease Year."

          B.   Abatement of Initial Base Rent.  If Tenant has taken occupancy of
               ------------------------------
the portion of Area B comprising the entirety of the sixteenth (16/th/) floor for the purpose of carrying on its business therein and if Tenant is not in default under this Lease (beyond any applicable cure period) on the date any such installment is due, each of the first nine (9) monthly installments of Base Rent due hereunder with respect thereto and commencing on the Area B Commencement Date (i.e., $34,643.33 per month) shall be abated in full and shall not be payable by Tenant, subject to the terms of Section 22 hereof.

     3.   ADDITIONAL RENT.
          ---------------

          In addition to paying the Base Rent specified in Section 2 hereof, Tenant shall pay as "Additional Rent" the amounts described in this Section 3. Such Additional Rent paid by Tenant and other tenants in the Building shall reimburse Landlord for all expenses of owning, operating and maintaining the Land and the Building, except as expressly excluded below, and shall permit Landlord to receive the Base Rent as "net" rent. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent." All Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent shall survive the expiration of the Term. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional

Rent for such Calendar Year, based on the number of days of the Term falling within such Calendar Year.

          A.    Definitions.  As used in this Section 3, the terms:
                -----------

          (i) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

          (ii) "Tenant's Proportionate Share" shall mean the percentage calculated by dividing the Rentable Area contained in the Premises, as determined by Landlord and shown on the first page of this Lease, by 756,600 rentable square feet (being the Rentable Area of the Building). Tenant's Proportionate Share is agreed to be 2.894% for the first Lease Year, and 8.680% for the remainder of the Term thereafter.

          (iii) "Taxes" shall mean taxes levied, assessed or imposed against Landlord (or which Landlord is obligated to pay on behalf of any other person or entity having any interest in the Land or the Building) in connection with the Land, the Building, the operation thereof or any rights or responsibilities related thereto. "Taxes" shall include without limitation: (a) real estate taxes and assessments, special or otherwise, levied or assessed upon the Land or Building; (b) ad valorem taxes for any personal property used in connection with the Land or Building; (c) any tax, assessment, charge or fee which is imposed in substitution for, or in lieu of an increase in, such real estate taxes and ad valorem personal property taxes; (d) any income or franchise tax based on Landlord's income from the Land and Building which taxes such income in a different manner than income from sources other than the ownership and operation of income-producing real estate; or (e) a tax on rents or leases. Taxes shall also include, in the year paid, all reasonable fees for consultants and attorneys and all other reasonable costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, or capital stock tax or any income taxes other than those described above.

          (iv) "Operating Expenses" shall mean all expenses, costs and disbursements (other than Taxes) of every kind and nature (determined for the applicable Calendar Year on an accrual basis) paid or incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Land and Building, except the following:

          a.    Costs of capital improvements to any tenant's premises;

          b. Principal or interest payments on loans secured by mortgages or trust deeds on the Building or Land or rent payable on any ground lease of the Land;

          c. Costs of capital improvements to the Building (including any improvements required to the common areas of the Building in order to comply with the provisions of the Americans With Disabilities Act of 1990 (42 U.S.C. (S)12-101 et seq.) (the "ADA")), except that Operating Expenses shall include (a) the cost of any capital improvement completed on or after the Area A Commencement Date, a material purpose of which is to reduce any component of Operating Expenses, as evenly amortized over the useful life of each such capital improvement with interest on the unamortized amount at the greater of (i) 12% per annum or
     (ii) 2% per annum above the prime rate or base rate or other comparable reference rate of interest announced from time to time by Bank One, N.A. or other bank designated by Landlord if Bank One is not at any time announcing a prime rate or base rate or other comparable reference rate (but in no event at a rate which is more than the highest lawful rate allowable in the State of Illinois); and (b) the cost of any capital improvement (other than an improvement required in order for the Building to comply with the ADA) which is made by Landlord to keep the Land or Building in compliance with all governmental rules and regulations applicable from time to time thereto after the Area A Commencement Date;

          d. Real estate brokers' leasing commissions and attorneys' fees and expenses incurred in negotiating leases for space in the Building or handling disputes with tenants of the Building;

          e. The cost of repairing, replacing or restoring any portion of the Building damaged by a casualty, except that Operating Expenses shall include the costs of repairs or other work occasioned by a casualty to the extent that such cost is not covered by Landlord's insurance described in
     Section 11 hereof because of any deductible amount;

          f. The cost of repairs, alterations or replacements required as the result of the exercise of any right of eminent domain, to the extent Landlord has received an award therefor;

          g. Advertising, marketing and promotional expenses incurred in connection with leasing space in the Building or marketing of the Building;

          h. Court costs and legal fees incurred in connection with disputes with any tenant (exclusive of any legal fees or other costs incurred by Landlord in an action to enforce any tenant's compliance with the rules and regulations of the Building, and provided that the foregoing shall not affect Landlord's rights to recover attorneys' fees in any dispute with Tenant pursuant to Section 23 hereof);

          i. any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, if any;

          j. Costs to initially comply with governmental rules and regulations in effect as of the date of this Lease, to the extent the Building is not in compliance with such rules or regulations as of such date;

          k. Costs, other than costs to maintain and insure, of paintings, sculptures and other artwork within the Building;

          l. Wages, salaries or other compensation and benefits of any off-site personnel, except for the pro rata portion of such wages, salaries, compensation and benefits of such off-site personnel (including those above the level of property manager) attributable to time actually spent by such personnel directly in connection with the management or operation of the Building;

          m. Costs of extraordinary services or work which are not uniformly furnished or generally available to tenants of the Building and Tenant or services or work which are uniformly furnished or generally available but only at additional cost to the tenant or services or work provided to any tenant to a materially greater extent than provided to Tenant (such as charges for after hours heating or air conditioning, supplemental chilled water charges, and loading dock services);

          n. Franchise, income, inheritance or transfer taxes imposed on Landlord (except to the extent such items are payable by Tenant as Taxes pursuant to clause (iii) of this Section 3.A);

          o. Costs of buildout, alterations, renovation or decoration of tenant spaces;

          p. Legal expenses, accounting and other professional services costs not allocable to operation or management of the Building;

          q. Repairs necessitated by the negligence or intentional misconduct of Landlord, its agents, employees and servants;

          r. Costs of management fees in excess of the prevailing market fees (as such prevailing market fees may change from time to time) charged in similar sized and class office buildings in the downtown Chicago area;

          s.   Charitable or political contributions;

          t. Costs and expenses incurred to test, survey, clean up, remove or otherwise remedy Hazardous Materials (as defined in Section 4.D. hereof), or otherwise related to the testing, surveying, clean up or removal thereof or otherwise to comply with any environmental laws in effect as of the Area A Commencement Date with respect to the Building or the Land;

          u. Payments of any other cost or expense to the extent to which Landlord is paid or reimbursed by any person (whether an insurer, condemnor, tenant, warrantor or otherwise) to the extent Landlord actually receives payment or reimbursement;

          v. All salaries and expenses for any of Landlord's employees above the level of property manager;

          w. The cost of any special service or benefit rendered to a tenant of the Building which is not rendered generally to tenants of the Building;

          x. Depreciation or amortization of any improvements except as specifically set forth in this Lease; and

          y. Costs (including, without limitation, attorneys' fees), fines or penalties incurred due to the violation by Landlord of applicable laws and regulations or due to the late payment of taxes, utility bills and other costs incurred as a result of Landlord's failure to make such payments when due, so long as Tenant has been timely in the payment of bills to Landlord.

          B.   Expense Adjustment. Tenant shall pay to Landlord or Landlord's
               ------------------
agent as Additional Rent, an amount ("Expense Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Operating Expenses incurred with respect to each Calendar Year plus Tenant's pro rata share of the special allocation of Operating Expenses to occupied premises if Section 3D is applicable for such Calendar Year. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during such Calendar Year in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained. Within three (3) months after the close of each Calendar Year or as soon thereafter as is reasonably practicable, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year and shall deliver to Tenant a statement of such amount plus a statement of all estimated installments paid by Tenant with respect to such Calendar Year. Tenant shall pay to Landlord any deficiency shown by such statement within thirty (30) days after receipt of such statement. If the installments paid exceed the amount due, and if Tenant is not then in default hereunder, Landlord shall either credit the excess against payments next due to Landlord from Tenant hereunder or, at Landlord's option, refund the excess to Tenant within thirty (30) days following Landlord's determination. Delay in computation of the Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount. In no event shall Landlord recover the cost of any item of Operating Expenses more than once.

          C.   Tax Adjustment. Tenant shall pay to Landlord or Landlord's agent
               --------------
as Additional Rent, an amount ("Tax Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Taxes incurred with respect to each Calendar Year. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during such Calendar Year in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. If any portion of Taxes for any Calendar Year is payable in whole or in part before the end of such Calendar Year, Tenant shall, within thirty (30) days after the written request of Landlord, promptly pay its Proportionate Share of such payment as a special installment, after deducting installments previously paid by Tenant under this Section 3C for such Calendar Year. Following the final payment of Taxes for each Calendar Year, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed and deliver to Tenant a statement of such amount plus a statement of all estimated installments paid by Tenant for such Calendar Year. Tenant shall pay to Landlord any deficiency shown by such statement within thirty (30) days after receipt of such statement. If the installments paid exceed the actual amount due, and if Tenant is not then in default hereunder, Landlord shall either credit the excess against payments next due to Landlord from Tenant hereunder or, at Landlord's option, refund the excess to Tenant within thirty (30) days following Landlord's determination. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year as if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. All references to Taxes "for" a particular year shall be deemed to refer to Taxes assessed for such year, notwithstanding that such Taxes are billed and paid in a subsequent Calendar Year. Delay in computation of the Tax Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Tax Adjustment Amount.

          D.   Allocation of Operating Expenses. If at any time during the Term
               --------------------------------
less than ninety-five percent (95%) of the then current Rentable Area of the Building is occupied by tenants, at Landlord's option those components of Operating Expenses which vary with occupancy shall be adjusted to reflect the Operating Expenses as though the Building had been 95% occupied during such period. Such adjustment shall be made on a pro rata basis over the occupied Rentable Area of the Building, based on both the comparative Rentable Areas of the occupied premises and the portion of such Calendar Year during which such premises were occupied. Operating Expenses which do not vary with occupancy, such as public liability insurance, lobby maintenance and heating and air conditioning costs, will continue to be allocated on a pro rata basis over the Rentable Area of the Building whether or not occupied and Tenant shall only be responsible for its Proportionate Share of such Operating Expenses.

          E.   Tenant's Right to Examine Landlord's Books and Records. If Tenant
               ------------------------------------------------------
does not agree with or otherwise wishes to confirm the correctness of Landlord's determination of Operating Expenses and Taxes for any Calendar Year, then Tenant shall have the right to inspect such of Landlord's books and records relative thereto during normal business hours and in the Office of the Building if written request ("Tenant's Inspection Request") is given by Tenant to Landlord not later than sixty (60) days following receipt of the statements described in Sections 3B and 3C, as the case may be. Any photocopies of Landlord's books and records which Tenant desires shall be coordinated by Landlord and shall be made at Tenant's sole cost and expense. If the parties are unable by negotiation to reach agreement with respect to Operating Expenses or Taxes for the Calendar Year in question within sixty (60) days following Tenant's Inspection Request, Tenant may cause a qualified independent certified public accountant designated by Tenant from a list of not less than five (5) such accountants selected by Landlord (to be paid on an hourly and not a contingent fee basis) to audit Landlord's records with respect to Operating Expenses or Taxes. Upon designation by Tenant of the accountant, all activities of the accountant in connection with such audit shall be undertaken upon the express direction and authorization of Tenant. In the event such audit discloses (i) errors made during the prior

Calendar Year which, when totaled, establish that the sum overcharged to and paid by Tenant exceeds five percent (5%) of the actual (as distinguished from estimated) amount of Tenant's Proportionate Share of Operating Expenses or Taxes, as the case may be, the audit shall be at the expense of Landlord, or
(ii) no errors or an error which equals or is less than five percent (5%), the audit shall be at the expense of Tenant.

     The results of the audit (regardless of the degree of the error, if any) shall be binding upon Landlord and Tenant and Landlord shall thereafter, if appropriate, change its method of calculating Operating Expenses and Taxes consistent with the results of the audit. If no Tenant's Inspection Request is received by Landlord within sixty (60) days following receipt by Tenant of Landlord's statement, or if Tenant shall not elect to cause an audit to be made of Landlord's records by delivering written notice to Landlord of Tenant's exercise of Tenant's audit right within sixty (60) days after delivery of Tenant's Inspection Request, then Landlord's statement shall conclusively be deemed to have been approved and accepted by Tenant. Any amount shown by Landlord's statement to be due to Landlord, whether or not Tenant's Inspection Request is delivered to Landlord, shall be paid by Tenant as provided in Sections 3B and 3C above, without prejudice to any such inspection request. If Tenant timely delivers Tenant's Inspection Request, any charges disclosed by such statement which Landlord agrees are irregular or improper or which are thereafter determined to be in error shall be promptly corrected by Landlord, and Tenant shall receive a credit against the next amounts of Additional Rent due from Tenant, or Landlord shall pay promptly such amounts due to Tenant, if such determination is made after the end of the Term, so long as Tenant is not then in monetary or other material non-monetary default hereunder (subject, however, to Landlord's right to offset such amount by any amounts owing from Tenant to Landlord under this Lease) for any overpayments made by Tenant as a result of such irregularities or improper charges, or Tenant shall promptly pay to Landlord any amounts determined to be due Landlord, as the case may be.

          Tenant acknowledges and agrees that it is a condition of Tenant's right to conduct any inspection or audit pursuant to the foregoing, that Tenant prior to commencement of such inspection or audit shall execute a confidentiality agreement whereby Tenant agrees to keep confidential and not disclose to any other party the results of any such inspection or audit or any action taken by Landlord in response thereto.

     4.   USE OF THE PREMISES.
          -------------------

          A.   Reserved Areas. This Lease does not give Tenant any right to use,
               --------------
and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells (except that Tenant shall be permitted to use the Building stairwells between floors of the Premises if Tenant installs, at Tenant's expense and with Landlord's prior approval, a security access system to the Premises), fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floor covering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.

          B.   Permitted Use. Tenant shall use and occupy the Premises for any
               -------------
general office purpose and incidental related purposes, which shall include software development, software demonstration and training, consistent with the operation of a first-class office building in Chicago, Illinois.

          C.   Compliance with Laws. Tenant shall not use or permit the use of
               --------------------
any part of the Premises for any purpose prohibited by law. Tenant shall, at its sole expense, comply with and conform to all of the requirements of all governmental authorities having jurisdiction over the Building which relate in any way to the condition, use and occupancy of the Premises throughout the entire Term of this Lease. Landlord shall operate the Building in compliance with all applicable laws and requirements of all governmental authorities having jurisdiction over the Building.

          D.   Hazardous Materials. Tenant agrees that it will not use, handle,
               -------------------
generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup in connection with the introduction of Hazardous Materials on the Premises by Tenant, its agents, employees, contractors, servants and invitees during the Term hereof. The term "Hazardous Materials", when used herein, shall include, but shall not be limited to, any substances, materials or wastes to the extent quantities thereof are regulated by the City of Chicago or any other local governmental authority, the State of Illinois, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resource Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant's obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease.

     Landlord agrees that it will not knowingly cause the storage or disposal of any Hazardous Materials in the Building (except insubstantial amounts of Hazardous Materials customarily used in connection with general office building uses, provided such use and storage is in compliance with applicable laws), and Landlord will promptly after discovery thereof cause any such materials to be removed from the Building or otherwise contained within applicable government requirements, in a manner such that the Building shall at all times comply with any and all environmental laws, rules and regulations of any applicable governmental authority. Landlord represents that to the best of its knowledge, without any independent investigation or inquiry, the

Building does not contain any materials classified as Hazardous Materials, except insubstantial amounts customarily used in connection with general office building uses.

     5.   POSSESSION.
          ----------

          A. Possession of Area A and Area B shall be tendered to Tenant by Landlord on, respectively, the Area A Commencement Date and the Area B Commencement Date if Landlord has substantially completed its express obligations set forth in the Work Letter attached hereto as Exhibit C and made a part hereof (the "Work Letter"). If Landlord is unable to complete substantially such obligations by the Area A Commencement Date or the Area B Commencement Date, as the case may be, or if Landlord is unable to tender possession on such date by reason of the holding over or retention of possession by any tenant or occupant, this Lease shall nevertheless continue in force and effect, the Area A Commencement Date or the Area B Commencement Date, as the case may be, shall be deferred (and Rent, as hereinabove defined shall abate) until such obligations of Landlord are substantially completed or until the Landlord is able to tender possession, as the case may be, and Landlord shall have no other liability whatsoever on account of such delay, except as hereinafter provided. However, there shall be no deferral of the Area A Commencement Date or the Area B Commencement Date or any abatement of Rent to the extent that Landlord's obligations are not substantially completed because of any delays caused by Tenant as described in the Work Letter, and in such event, the Area A Commencement Date or the Area B Commencement Date, as the case may be, shall be deemed to be the date Landlord's obligations would have been completed but for any such delays. In addition to the deferral of the Area A Commencement Date and the abatement of Rent with respect to Area A, if Landlord has been unable to substantially complete its Work Letter obligations with respect to Area A by October 1, 2000, and such delay has not been caused by Tenant as described in the Work Letter, Tenant shall be entitled to an additional one (1) day of Rent abatement for each one (1) day of such delay, not to exceed, however, fourteen (14) days of such additional Rent abatement.

     Notwithstanding the foregoing, in the event Landlord has failed to substantially complete its obligations set forth in the Work Letter with respect to Area A by April 1, 2001 for any reason other than due to a delay caused by Tenant as described in the Work Letter, Tenant shall have the option to terminate this Lease upon delivery of written notice thereof to Landlord on or before May 1, 2001, unless prior to receipt of notice of such termination, Landlord has caused such obligations to be substantially completed. In addition, in the event Landlord has failed to substantially complete its obligations set forth in the Work Letter with respect to Area B by April 1, 2002 for any reason other than due to a delay caused by Tenant as described in the Work Letter, Tenant shall have the option to terminate this Lease as to Area B only (with a pro rata adjustment in Tenant's rental obligations hereunder) upon delivery of written notice thereof to Landlord on or before May 1, 2002, unless prior to receipt of notice of such termination, Landlord has caused such obligations to be substantially completed.

          B. If Landlord's obligations to improve either Area A or Area B are substantially completed prior to the Area A Commencement Date or the Area B Commencement Date, as the case may be, and Landlord and Tenant agree, without in any way being bound to so agree, Tenant may take possession of such portion the Premises or part thereof prior to the applicable Commencement Date for the purpose of conducting therein its normal business operations. In such event, all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises as of the date when Tenant took possession and Tenant shall pay Base Rent at the initial annual rate stated herein, without abatement, prorated for the period of such occupancy prior to the applicable Commencement Date. If less than the whole Premises are occupied, Rent shall also be prorated based on the percentage the occupied portion comprises of the full Premises.

          C. Under no circumstances shall the occurrence of any of the events described in this Section 5 be deemed to accelerate or defer the Termination Date.

          D. The Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession, except as to latent defects (which exception shall be effective for an eighteen (18) month period following the date the Premises are ready for occupancy, excluding items of damage caused by Tenant, its agents, contractors and suppliers) and defects contained on a punch list to be prepared and signed by Landlord and Tenant based on an inspection made prior to the date on which Tenant takes possession of such portion of the Premises. No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease.

     E. Notwithstanding anything in this Paragraph 5 to the contrary, Tenant shall be permitted access to the Premises prior to each Commencement Date, in accordance with and subject to, the provisions of Paragraph 5 of the Work Letter attached hereto as Exhibit C.

     6.   SERVICES.
          --------

          A.   List of Services. Landlord shall provide the following services:
               ----------------

          (i) Heating and air conditioning when necessary for normal comfort in the Premises, from Monday through Friday, during the period from 8 a.m. to 6 p.m. and on Saturday during the period from 8 a.m. to 1 p.m., excluding holidays (as recognized by other similar class office buildings in the downtown Chicago area). Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours and on Sundays and holidays at rates to be established from time to time by Landlord. (Landlord's current rate therefor being $80.00 per hour, which rate is subject to increase from time to time and is limited to increases in Landlord's actual costs in providing such additional service). Landlord's obligations with respect to heating and air conditioning are subject to all governmental rules, regulations and guidelines applicable thereto. As of the date of this Lease, Landlord's heating and cooling standards for the Building comply (and during the Term will continue to comply) with ASHRAE Standard 62-1989 (and any changes thereto).

          (ii) City water from the regular Building outlets for drinking, lavatory and toilet purposes at all times, twenty-four (24) hours per day, seven (7) days per week (so long as it is available to the Building).

          (iii) Janitorial services Monday through Friday in and about the Premises, in accordance with the cleaning specifications attached hereto as Exhibit D.

          (iv) Window washing of the inside and outside of those windows in the Building's perimeter walls which are situated in the Premises at intervals to be determined by Landlord, but not less than three (3) times per annum.

          (v) Adequate automatic passenger elevator service at all times, twenty-four (24) hours per day, seven (7) days per week.

          (vi) Freight elevator services subject to scheduling by Landlord to be made available to Tenant free of charge during Tenant's initial move into each floor of the Premises and at Landlord's standard building charge thereafter.

          (vii) Operation of the condenser water loop, twenty-four (24) hours per day, seven (7) days per week, but in no event shall Landlord be required to provide more than thirty (30) tons of capacity for the entirety of the Premises, of which fifteen (15) tons shall be allocated to Area A and fifteen (15) tons allocated to Area B (provided, however, that if Landlord completes installation of a separate cooling tower system for tenant use, which will be made available to serve the Premises, in that instance Landlord shall have the right to charge Tenant a connection fee in order to reimburse Landlord for the actual costs of connecting the Premises to such system, plus the Tenant's Proportionate Share of the actual costs for the entire cooling tower, pumps and risers amortized over the useful life of such equipment). Landlord shall provide Tenant with seven (7) days' advance notice (except in an emergency) of any intended or scheduled condenser water system shut-down.

          Landlord also shall provide adequate electrical service to the electrical closet for standard building lighting fixtures and for Tenant's incidental uses. Tenant shall bear the cost of replacement of all lamps, tubes, ballasts and starters for lighting fixtures. With respect to such standard building lighting fixtures and incidental uses, adequate electrical service will be furnished in the Premises by Landlord, provided that (a) the connected electrical load does not exceed an average of six (6) watts per square foot of the Premises; (b) the electricity so furnished will be at a nominal 120 volts and no electrical circuit for the supply of such lighting and incidental use will have a current capacity exceeding 15 amperes; and (c) such electricity will be used only for standard building lighting fixtures and equipment and accessories normal to the permitted uses described in Section 4.B hereof. If Tenant's requirements for electricity are in excess of those set forth in the preceding sentence, the Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess lighting and incidental use requirements at the Tenant's expense by arrangement with Commonwealth Edison Company or another approved local utility.

          B.   Billing for Electricity.  The Premises shall be separately
               -----------------------
metered, and Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Subparagraph 6A(i) hereof) without mark-up by the Landlord. Tenant shall be billed directly by the utility company supplying electricity to the Premises, and Tenant agrees to pay each bill promptly in accordance with its terms.

          C.   Interruption of Services. Except for the limited abatement of
               ------------------------
Rent upon a fire or casualty described in Section 11, Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas or other fuel, or water, at the Building commercially after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any cause beyond Landlord's reasonable control. Such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Landlord shall be diligent in its efforts to cure any such interruption of service. Notwithstanding the foregoing, in the event that any such interruption in the furnishing of any of the foregoing services in accordance with the standards and otherwise pursuant to this Section 6.C which was within the reasonable control of Landlord to prevent continues beyond five (5) consecutive business days and materially and adversely affects Tenant's ability to conduct its business in the Premises, or any portion thereof, and on account thereof Tenant ceases doing business in the Premises, or such portion thereof, Base Rent and Additional Rent pursuant to Sections 2 and 3 shall equitably abate from and after the date of such interference for so long as and to the extent Tenant's ability to conduct its business in the Premises or such portion thereof is so affected. In the event that any of the foregoing continues for more than one hundred twenty (120) days due to causes within the reasonable control of Landlord to prevent, Tenant may elect to terminate this Lease by giving thirty (30) days' written notice to Landlord, which notice shall be given within the fifteen (15) day period following expiration of such one hundred twenty (120) day period, unless within such thirty (30) days, the services are restored or Tenant begins using the Premises again for the conduct of business.

          D.   Charges for Services. Charges for any service for which Tenant
               --------------------
is required to pay, from time to time hereunder, including but not limited to after hours hoisting services or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within thirty (30) days after such billing. If Tenant shall fail to make payment for any such services, Landlord may, with notice to Tenant, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease. Tenant shall not be responsible for any charges for services in connection with the initial improvement of the Premises pursuant to the Work Letter attached hereto as Exhibit C or in connection with Tenant's initial move into the Premises.

          E.   Energy Conservation. Notwithstanding anything to the contrary in
               -------------------
this Section 6 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and/or preservation of energy or energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary, so long as such policies and programs do not materially and adversely impact Tenant's normal business operations and are enforced in the Building in a non-discriminatory manner.



     7.   REPAIRS.
          -------

          Subject to the terms of Section 11 hereof, Tenant will, at Tenant's own expense, keep the Premises in good order, repair and condition at all times during the Term, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, under the supervision and subject to the approval of the Landlord, and within any reasonable period of time specified by the Landlord. If Tenant does not do so, Landlord may, upon prior reasonable notice (except no notice shall be necessary in an emergency) but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage (not to exceed 10%) of the costs thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements, forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree.

     Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing Tenant's supplemental HVAC system within the Premises. The maintenance contractor and the contract shall be approved by Landlord, which approval shall not unreasonably be withheld. The service contract must include services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the Area A Commencement Date.

     Landlord shall, at Landlord's expense (subject to inclusion of such expenses in Operating Expenses to the extent permitted by Section 3 hereof), keep in good order, repair and condition consistent with a Class "A" office building in downtown Chicago and maintain in compliance with all applicable laws at all times during the Term, all structural elements of the Building, including floor and ceiling slabs, the exterior walls and windows, the roof, common Building mechanical, plumbing, electrical and HVAC systems, the elevators, the washrooms, the lobby of the Building and all other common areas of the Building to the extent such systems or common areas service or are of benefit to the Premises.

     8.   ADDITIONS AND ALTERATIONS.
          -------------------------

          A. Tenant shall not, without the prior written consent of Landlord, which consent shall not unreasonably be withheld or delayed (so long as the structural parts of the Building or Building systems are not involved), make any alterations, improvements or additions to the Premises. Landlord's refusal to give said consent shall be conclusive. If Landlord consents to said alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, plans and specifications plus permits necessary for such work and "as-built" drawings or an accurately marked record set of drawings showing the actual location of said alterations, improvements and additions. The work necessary to make any alterations, improvements or additions to the Premises subsequent to the Commencement Date shall be done at Tenant's expense by employees of, or contractors hired by, Landlord except to the extent Landlord gives its prior written consent to Tenant's hiring its own contractors (which consent shall not be unreasonably withheld, except that Landlord may withhold consent in cases involving changes to, modifications of or impact upon Building Systems such as plumbing, HVAC and electrical). Tenant shall promptly pay to Landlord or the Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord a percentage (not to exceed 10%) of the cost of such work (such percentage to be established on a uniform basis for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work forthwith upon being billed for the same. Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials all in form satisfactory to Landlord. Tenant shall defend and hold Landlord and the Land and Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to Section 7 or 8 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

     9.   COVENANT AGAINST LIENS.
          ----------------------

          Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching, or claim thereof being asserted, Tenant covenants and agrees to cause it to be immediately released and removed of record. In the event that such lien is not released and removed or bonded over in a manner satisfactory to Landlord within ten (10) days following notice thereof from Landlord, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorney's fees) incurred by Landlord in connection with such lien.

     10.  INSURANCE.
          ---------

          A.   Waiver of Subrogation. Landlord and Tenant each hereby waive any
               ---------------------
and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, or which would be covered if insurance required hereunder were in effect. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

          B.   Coverage. Tenant shall purchase and maintain insurance during
               --------
the entire Term for the benefit of Tenant and Landlord (as their interest may appear) with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

          (i) Comprehensive General Liability Insurance naming Tenant, Landlord, Landlord's mortgage lender, Landlord's beneficiary and Landlord's management agent covering any liability for bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, for limits of liability not less than:

               Bodily Injury Liability       $3,000,000 each occurrence
                                             $3,000,000 annual aggregate

               Personal Injury Liability     $3,000,000 annual aggregate

               Property Damage Liability     $1,000,000 each occurrence
                                             $1,000,000 annual aggregate

          (ii) Physical Damage Insurance covering all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clause of the policies of insurance.

Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least ten days prior written notice to Landlord and Tenant.

          C.   Avoid Action Increasing Rates. Tenant shall comply with all
               -----------------------------
applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this
Section 10C, any insurance premium is increased, Tenant shall make immediate payment of the increased insurance premium upon demand by Landlord or if insurance coverage is jeopardized, Tenant shall be deemed to be in default under this Lease.

          D.   Landlord's Insurance. Landlord shall insure the Building on an
               --------------------
"all risks" of physical loss or damage basis, in an amount equivalent to the full replacement cost of the Building, and shall maintain comprehensive general liability insurance as is customarily maintained by landlords of first class office buildings in downtown Chicago, Illinois. These insurance provisions shall in no way limit or modify Tenant's obligations under the provisions of this Lease. All insurance premiums on such policies and the deductible portion of any claims thereunder shall be included in Operating Expenses.

     11.  FIRE OR CASUALTY.
          ----------------

          A. Section 7 hereof notwithstanding, if the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or Building untenantable and if such damage is covered by Landlord's insurance, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with respect thereto. If any such damage is uninsured and not covered by customary fire and extended coverage insurance, Landlord shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the Tenant at any time within one hundred twenty (120) days after the date of such damage. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within forty-five
(45) days after the occurrence of such damage and in good faith, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed one (1) year from the date such damage occurred, then either

Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage. Notwithstanding the foregoing, if any damage by fire or other casualty occurs within one (1) year of the Termination Date of this Lease and renders all or more than fifty percent (50%) of the Premises untenantable, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other party at any time within forty-five (45) days after the date of such damage.

          B. Landlord shall repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term or specifically approved of by Landlord during the Term as provided in Section 8. Landlord shall have no further obligation pursuant to this Lease to repair or restore any alterations, additions or improvements in the Premises or the decorations thereto. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense subject to all of the provisions of Sections 7 and 8 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations which would become Landlord's property upon the termination of this Lease.

     12.  WAIVER OF CLAIMS - INDEMNIFICATION.
          ----------------------------------

          To the extent not prohibited by law, Landlord and Landlord's partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening or any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions thereof and except to the extent caused by the negligence or willful act of the Landlord, its officers, agents, servants or employees, Tenant agrees to defend, protect, indemnify and save harmless Landlord and Landlord's beneficiary and their respective partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of the use of the Premises or acts of Tenant or its servants, agents, employees, contractors, suppliers, workers or invitee. Except to the extent caused by the negligence or willful act of Tenant, its officers, agents, servants and employees, Landlord agrees to defend, protect, indemnify and save harmless Tenant and its partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of or in connection with Landlord's ownership and operation of the Building or Landlord's activities in the Building or arising from any act of Landlord or its servants, agents, employees, contractors, suppliers, workers or invitees, but only to the extent that such liability is not covered by the proceeds of insurance required to be maintained by Tenant pursuant to Section 10 hereof (whether or not such insurance is in fact so maintained by Tenant).

     13.  NONWAIVER.
          ---------

          No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provisions, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

     14.  CONDEMNATION.
          ------------

          A. In the event all or substantially all of the Building or the Premises is taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority. In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant. In the event that a portion, but less than substantially all, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and, unless Landlord exercises its option to terminate this Lease set forth in this Section 14, this Lease shall remain in full force and effect as to the remainder of the Premises. In the event of termination of this Lease pursuant to the provisions of this Section 14, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

          B. All compensation awarded or paid upon a condemnation of any portion of the Building shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

          C. If any portion of the Land other than the Building is taken by condemnation or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In any event of any such condemnation of any portion of the Land other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award.

     15.  ASSIGNMENT AND SUBLETTING.
          -------------------------

          A. Subject to any provisions of this Section 15 to the contrary, Tenant shall not, without the prior written consent of Landlord (which consent shall not unreasonably be withheld as set forth in Section 15C below) (i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or permit to exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. There shall be no partial assignment of Tenant's interest in this Lease. The term "sublease" and all words derived therefrom, as used in this
Section 15, shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. Landlord may condition its consent upon execution by the subtenant or assignee of an instrument confirming such restrictions on further subleasing or assignment and joining in the waivers and indemnities made by Tenant hereunder. In any event, Landlord shall respond to Tenant's request to sublease or assign this Lease within twenty (20) business days of receipt of Tenant's request.

          B. If Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord at least fifteen (15) business days prior to the proposed effective date of the assignment or sublease a written notice which includes:

          1. all documentation then available related to the proposed sublease or assignment (copies of final executed documentation to be supplied on or before the effective date); and

          2. sufficient information to permit Landlord to determine the identity and character of the proposed subtenant or assignee and the financial condition of the proposed assignee.

          C. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 15D it may, nevertheless, withhold its consent to such assignment or subletting if:

          1. in the reasonable judgment of Landlord the subtenant or assignee is of a character or engaged in a business or attracts a volume, frequency or type of employee or visitor which is not in keeping with the standards maintained by Landlord in the Building or that will impose an excessive demand on or use of the facilities or services of the Building;

          2. in the reasonable judgment of Landlord the subtenant or assignee does not have the credit comparable to other tenants in the Building;

          3. in the reasonable judgment of Landlord the purpose for which the subtenant or assignee intends to use the subleased space is in violation of the terms of this Lease or the lease of any other tenant in the Building which prohibits such use;

          4. the subtenant or assignee is a governmental authority or agency or an organization or persons enjoying sovereign or diplomatic immunity; or

          5. such assignment or subletting would cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Land.

          D. In addition to withholding its consent, Landlord shall have the right to terminate this Lease as to that portion of the Premises which Tenant seeks to assign or sublet, whether by requesting Landlord's consent thereto or otherwise. Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord's written consent to such assignment or sublease. In the event Landlord shall exercise its termination right, Tenant shall have the right to withdraw its notice of intent to assign or sublease, and thus nullify Landlord's termination exercise, by providing notice to Landlord within two (2) business days of Landlord's exercise of its termination right. In the event that Landlord exercises such right to terminate (which right is not nullified as set forth in the preceding sentence), Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises on the proposed date for possession by such assignee or subtenant. Notwithstanding anything in this Section 15.D to the contrary, Landlord shall have no right to terminate this Lease as to any area of the Premises which Tenant seeks to sublease, so long as the aggregate area which Tenant will then have under sublease to one or more parties shall not exceed one-half (1/2) of the then-rentable area of the Premises and provided further that all other terms, covenants and conditions of this Section 15 shall apply to any such sublease.

          E. In the event that Landlord consents to any assignment or sublease of any portion of the Premises, as a condition of Landlord's consent, if Landlord so elects to consent, Tenant shall pay to Landlord any attorneys' fees and other reasonable costs and expenses incurred by Landlord in connection with such assignment or sublease plus fifty percent (50%) of all profit (after deducting therefrom any broker commissions, legal fees, tenant improvement costs and all other direct and reasonable costs incurred by Tenant in connection with such assignment or subletting) derived by Tenant from such assignment or sublease. Tenant shall furnish Landlord with a sworn statement, certified by an officer of Tenant setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. Any rent in excess of that paid by Tenant hereunder for the Premises so assigned or sublet realized by reason of such assignment or sublease shall be deemed an item of such profit. If a part of the consideration for such assignment or sublease shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other non-cash considerations in such form as is satisfactory to Landlord. Such percentage of Tenant's profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other time as Tenant shall realize its profits from such assignment or sublease. If such sublease or assignment is part of a larger transaction in which other assets of Tenant are being transferred, the consideration for the assignment or sublease shall be the fair market value of such assignment or the fair market rental for such sublease, as reasonably determined by a certified public accountant agreed upon by Landlord and Tenant.

          F. Tenant acknowledges that this Lease is a lease of nonresidential real property and, therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively "the Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to bankruptcy, as amended, or under any similar federal or state statute (collectively, the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

          If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person who shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the bankruptcy court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease.

          The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (i) promptly cures, or provides adequate assurance that the Trustee will promptly cure, any default under this Lease; (ii) compensates, or provides adequate assurance that the Trustee will promptly compensate, Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (iii) provides adequate assurance of future performance under this Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that (a) the Trustee or any proposed assignee of this Lease shall deliver to Landlord a security deposit in an amount equal to at lease three (3) months' Rent accruing under this Lease and (b) any proposed assignee of this Lease shall provide to Landlord an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as to the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least twelve (12) months' Rent accruing under this Lease, or in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under this Lease, which guarantor shall provide an audited financial statement meeting the above requirements of this clause (b) and execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord. All payments of Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

          The parties agree that for the purposes of the Bankruptcy Code relating to (i) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (ii) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss," the term "actual pecuniary loss" means, in addition to any other provisions contained herein relating to Landlord's damages upon default, payments of Rent, including interest at the interest rate on all unpaid Rent, all attorneys' fees and related costs of Landlord incurred in connection with any default of Tenant and in connection with Tenant's bankruptcy proceedings.

          Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

          G. Tenant shall pay to Landlord all reasonable attorney's fees and other reasonable costs and expenses incurred by Landlord in reviewing the documentation and determining whether to consent to any proposed sublease or assignment (not to exceed, however, $3,000.00), regardless of whether Landlord consents or does not consent.

          H. Notwithstanding anything in this Section 15 to the contrary, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, (a) to sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) to assign this Lease to a successor corporation or other entity into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation or entity assumes all of the obligations and liabilities of Tenant and shall have net worth at least equal to the net worth of Tenant as of the date of this Lease, as determined by generally accepted accounting principles, and (ii) Tenant provides in its notice to Landlord the information required in this Section 15. For the purpose hereof "control" shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

     16.  SURRENDER OF POSSESSION.
          -----------------------

          All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord requests their removal (subject, however, to Landlord's waiver of its right to require removal as set forth in the next succeeding grammatical paragraph), be relinquished to Landlord in good condition, ordinary wear and tear excepted.

          Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and tear excepted, and shall, if Landlord so requires, remove those alterations, improvements and additions to the Premises including built-in furniture or shelves and all other attached items which Landlord shall request Tenant remove and restore the Premises to the condition existing at the beginning of the Term, ordinary wear and tear excepted; provided, however, that Tenant shall not be obligated to remove building standard items or items as to which Landlord has waived in writing, at the time of approval of their installation pursuant to Section 8 hereof, its right to require their removal, nor shall Tenant be required to remove any items of Work installed pursuant to the Work Letter if Landlord has waived in writing its right to require their removal at the time of Landlord's approval of the Final Plans therefor. Prior to the termination of the Term or of Tenant's right of possession Tenant shall remove its office furniture, trade fixtures, office equipment and all other items of Tenant's movable property on the Premises. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any removal. If Tenant shall fail or refuse to remove any property which it is required to remove from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant's expense may (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

     17.  HOLDING OVER.
          ------------

          Tenant shall pay to Landlord an amount as Rent equal to 200% of one-twelfth of the Base Rent and 200% of one-twelfth of the Additional Rent payable by Tenant during the previous Calendar Year herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the expiration or termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise (except that the first sixty (60) days of any such holding over shall be at 150% of the Base Rent and 150% of the Additional Rent payable by Tenant during the previous Calendar
Year), and also shall pay all direct damages sustained by Landlord on account thereof. It is specifically agreed that Tenant shall have no liability for consequential damages resulting from a retention of possession beyond the expiration of the Term; provided, however, that if Landlord shall have given to Tenant at least sixty (60) days advance notice that Landlord has relet the Premises, or portions thereof, then if Tenant's holdover continues beyond such 60-day period Landlord's direct damages shall after expiration of such 60-day period include, without limitation, compensation for the loss of income on account of such reletting, together with any damages for which Landlord shall be liable to third parties (including the party releasing the Premises, or portion thereof), and reasonable legal fees and litigation costs paid by Landlord, as a result of Tenant's failure to surrender possession of the Premises. The provisions of this Section 17 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or in equity.

     18.  ESTOPPEL CERTIFICATE.
          --------------------

          Tenant agrees that, from time to time upon not less than ten business days' prior request by Landlord, Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters as are set forth on the form of estoppel certificate attached hereto as Exhibit F and made a part hereof, or as may be requested by Landlord, it being intended that any such statement may be relied upon by any prospective assignee of any tenant of the Building, any mortgagees or prospective mortgagees thereof, or any prospective assignee of any mortgagee thereof, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord's interest in the Land and/or Building. Tenant shall execute and deliver whatever instruments may reasonably be required for such purposes, and in the event Tenant fails so to do within ten (10) business days after demand in writing, Tenant shall be considered in default under this Lease.

     19.  OBLIGATIONS TO MORTGAGEES.
          -------------------------

          A.   Subordination.  This Lease is subject and subordinate to all
               -------------
present and future ground or underlying leases of the Land and to the lien of any mortgages or trust deeds now and hereafter in force against the Land or Building and to all renewals, extensions, modifications, consolidation and replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant shall at Landlord's request execute such further instruments or assurances as Landlord may deem necessary to evidence, confirm or effectuate such subordination of this Lease thereto or, if requested, to make Tenant's interest in this Lease superior thereto. If any mortgage shall be foreclosed or property encumbered thereby is transferred in lieu of foreclosure, or if any ground or underlying lease be terminated, (i) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Land or Building and such liability shall not continue or survive after further transfer of ownership; and (ii) upon the request of the mortgagee, trustee or ground lessor, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any mortgage or the ground lessor, by executing such instruments as may be required by the mortgagee, trustee or ground lessor.

          B.   Notice to Landlord and Mortgagee.  In the event of any act or
               --------------------------------
omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease, Tenant will not sue for such damages or exercise any such right to terminate until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by an, mortgage or deed of trust affecting the Premises or of any ground or underlying lease, if the name and address of such holder(s) have been furnished to Tenant, and (ii) a reasonable period of time, in light of the time required to effect a remedy and of the impact of the act or omission on Tenant's business operations on the Premises, for remedying the act or omission has elapsed following the giving of the notice, during which time Landlord and such holder(s), or either of them, their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to remedy the act or omission.

          C.   Non-Disturbance Agreement. Promptly upon execution of this by
               --------------------------
Landlord and Tenant, Landlord shall provide Tenant with a Non-Disturbance Agreement from Landlord's current mortgage lender in the form attached hereto as Exhibit G.

     20.  CERTAIN RIGHTS RESERVED BY LANDLORD.
          -----------------------------------

          Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

          (i)    To change the name or street address of the Building.

          (ii) To install, affix and maintain any and all signs on the exterior or interior of the Building; provided, however, that Landlord shall not permit any other tenant of the Building to display its company identity or logo at the ground floor lobby of the low-rise elevator bank, without granting to Tenant comparable display rights. Tenant shall be permitted to display its company identity or logo in the elevator lobbies of the fourteenth (14th), fifteenth (15th) and sixteenth (16th) floors of the Building, in addition to Building standard signage, at Tenant's sole cost and expense and subject to Landlord's prior approval, which approval shall not unreasonably be withheld.

          (iii) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage or entry upon the Premises and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

          (iv) To furnish door keys or magnetic cards for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant's initial supply of magnetic key cards shall be furnished by Landlord at no cost to Tenant. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of the Landlord. Notwithstanding the provisions for Landlord's access to the Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

          (v) To designate and approve all window coverings used in the Building.

          (vi) To approve the weight, size and location of safes, vaults, vertical files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate, machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

          (vii) To establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

          (viii) To regulate delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

          (ix) To show the Premises to prospective tenants at reasonable times during the last nine (9) months of the Term and, if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

          (x) Upon prior reasonable notice (which notice may be oral), to enter the Premises at any reasonable time to inspect the Premises and, if reasonably practicable under the circumstances, accompanied by a representative of Tenant.

          (xi) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant's right to admittance to the Premises under such regulations as Landlord may prescribe from time to time, which may include, but shall not be limited to, a requirement that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and establish their right to enter or leave the Building. Such regulations may include, but shall not be limited to, the requiring of identification from Tenant's employees, agents, clients, customers, invitees, visitors and guests.

     21.  RULES AND REGULATIONS.
          ---------------------

     Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit E and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its reasonable judgment, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant. Landlord agrees not to selectively enforce in a discriminatory manner against Tenant but not other tenants in the Building any of the rules and regulations described in this Section 21.

     22.  LANDLORD'S REMEDIES.
          -------------------

          If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for ten (10) days after written notice to Tenant, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant, or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within sixty (60) days from the date of its appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall abandon or vacate the Premises during the Term (accompanied by the failure to pay Rent when due), then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

          (i) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, in addition to any other sums or damages, for which Tenant may be liable to Landlord, as damages a sum of money equal to the excess of the present value of the Rent provided to be paid by Tenant for the balance of the Term over the present value of the fair market rent for the Premises, after deduction of all anticipated expenses of reletting, for said period. For the purpose of determining present value, Landlord and Tenant agree that the interest rate shall be the rate applicable to the then-current yield on obligations of the U.S. Treasury having a maturity date on or about the Termination Date. Should the present value of the fair market rent for the Premises, after deduction of all anticipated expenses of reletting, for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

          (ii) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same (except to the extent required by applicable law) for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the Term as such Rent shall become due and payable hereunder from time to time during the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations area additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 22 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

          In addition to all other damages, in either case (i) or (ii) above, Tenant hereby acknowledges that any abatement of Base Rent at the beginning of the Term, the Allowance (as such term is defined in the Work Letter) and all commissions paid by Landlord to the brokers named in Section 26 hereof in connection with this Lease (collectively, "the Incentives"), have been provided by Landlord upon the express condition that Tenant shall not default in the payment of Rent during the Term. If Tenant does default in the payment of Rent hereunder then Landlord shall be entitled to recover as damages, an amount equal to the unamortized portion of the Incentives. The Incentives will be amortized evenly over the seven (7) years of the Term, with interest at 12%, as if the sum of the Incentives were the principal balance of a mortgage loan for such period at such interest rate being repaid in equal monthly installments of principal and interest.

     23.  EXPENSES OF ENFORCEMENT.
          -----------------------

          Either party hereto shall pay to the other (the "Prevailing Party"), upon demand, all costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by the Prevailing Party, incurred in successfully enforcing the other party's obligations hereunder. Tenant shall pay upon demand all Landlord's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord's fault to become involved or concerned.

     24.  COVENANT OF QUIET ENJOYMENT.
          ---------------------------

          Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof.


     25.  LETTER OF CREDIT.
          ----------------

          A. As a security for the full and prompt performance by Tenant of all Tenant's obligations hereunder, Tenant has upon execution of this Lease provided to Landlord an unconditional irrevocable letter of credit in favor of Landlord from a bank approved by Landlord, in the form attached hereto as Exhibit H (the "Original Letter of Credit"), which shall provide for security in the amount of $547,425.00. Tenant shall, no later than July 1, 2001, provide to Landlord a second unconditional irrevocable letter of credit in favor of Landlord from a bank approved by Landlord in the form attached hereto as Exhibit H (the "Replacement Letter of Credit"), which shall provide for security in the amount of $1,313,480.00. Upon receipt of the Replacement Letter of Credit, Landlord shall promptly return to Tenant the Original Letter of Credit. As used herein, the term "Letter of Credit" shall refer to either the Original Letter of Credit, or the Replacement Letter of Credit, as the case may be. Provided Landlord has not theretofore drawn on the Letter of Credit and provided Tenant is not then in default (beyond any applicable cure period) in the payment of Rent or other sums due and owing to Landlord under this Lease or in default under any other material terms, covenant or condition of this Lease, the Letter of Credit shall be reduced as follows: To the sum of $985,110.00 effective the first (1st) anniversary of the Area B Commencement Date; to the sum of $656,740.00 effective the second (2nd) anniversary of the Area B Commencement Date; to the sum of $328,370.00 effective the third (3rd) anniversary of the Area B Commencement Date; and to the sum of $66,000.00 effective on the fourth
(4th) anniversary of the Area B Commencement Date. Tenant agrees that, in the event of any default by Tenant under this Lease (after expiration of all applicable notice and cure periods), Landlord shall have the right to draw down on the Letter of Credit in an amount necessary to cure such default ("the Cure Amount") and Tenant agrees that within ten (10) business days after such initial draw of the Cure Amount Tenant shall replenish the Cure Amount and shall cause the Letter of Credit to be amended in a manner that it is restored to the full amount available thereunder prior to such draw by Landlord. Tenant further agrees that, in addition to all of the rights and remedies provided to Landlord pursuant to Section 22 hereof, whether or not this Lease or Tenant's right to possession hereunder has been terminated, (a) in the event Tenant is in default under any of the terms, covenants and conditions of this Lease and Tenant has so failed to replenish the Letter of Credit as aforesaid, or (b) in the event Tenant has filed (or there has been filed against Tenant) a petition for bankruptcy protection or other protection from its creditors under any applicable and available law, then Landlord may at once and without notice to Tenant to entitled to draw down on the entire amount of the Letter of Credit then available to Landlord and apply such resulting sums toward (i) reimbursement to Landlord for all Landlord's then unamortized costs incurred in leasing to Tenant the Premises demised by this Lease, and (ii) reimbursement to Landlord for any other damages suffered by Landlord as a result of such default.

          B. Subject to the terms and conditions set forth above, the foregoing Letter of Credit shall provide for an original expiration date of at least twelve (12) months following the date of original issuance thereof, and shall be automatically extended without amendment (subject to the reductions described in Paragraph A. above) for an additional one-year period from the original expiration date or any future expiration date thereof, unless sixty days prior to any such expiration date the bank sends to Landlord by certified/registered mail, return receipt requested or overnight courier written advice that the bank has elected not to consider the Letter of Credit renewed for any such additional one-year period. In the event such bank so advises Landlord that such Letter of Credit will not be so renewed, Landlord shall promptly thereafter notify Tenant thereof in writing, and Tenant shall have the right to obtain a substitute Letter of Credit from a bank reasonably approved by Landlord meeting all of the terms and conditions described in Paragraph A. above, which substitute Letter of Credit ("Substitute Letter of Credit") shall be reasonably satisfactory to Landlord and delivered to Landlord no later than thirty (30) days prior to the Expiration Date of such Letter of Credit then in effect. In the event Tenant fails to deliver such Substitute Letter of Credit to Landlord at least thirty (30) days prior to the Expiration Date of such instance have the right without further notice to Tenant to immediately draw down on the entire amount of the Letter of Credit then available to Landlord; in such instance Landlord shall retain such resulting sum as a Cash Security Deposit, and Landlord shall have the right to use such Cash Security Deposit to the same extent that Landlord would be entitled to draw down on the Letter of Credit pursuant to the terms of Paragraph A. above. At no time shall Landlord draw against the Letter of Credit (or Cash Security Deposit, as the case may be) in an amount greater than the amount provided in Paragraph A. above.

          C. As between Landlord and Tenant only, all draws under the Letter of Credit and rights of Landlord to apply the proceeds of any such draw or draft shall be subject to the provisions of this Lease, including all applicable notice and cure periods provided Section 22 hereof, if any.

          D. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Land and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit (or any resulting Cash Security Deposit, as the case may be) to the transferee or mortgagee. Upon such transfer or assignment, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Letter of Credit (or Cash Security Deposit) and Tenant shall look solely to such transferee or mortgagee for the return of the Letter of Credit (or Cash Security Deposit).

          E. Provided Landlord has not theretofore drawn on the Letter of Credit and provided Tenant is not then in default in the payment of Rent or other sums due and owing to Landlord under this Lease or in default under any other material term, covenant or condition of this Lease, Landlord shall return to Tenant the Letter of Credit within thirty (30) days following the fourth
(4th) anniversary of the Area B Commencement Date.

     26.  REAL ESTATE BROKER.
          ------------------

          Landlord and Tenant each represents that it has dealt with (and only with) The John Buck Company and Cushman & Wakefield of Illinois, Inc. as brokers in connection with this Lease, and that insofar as each party knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Landlord and Tenant each agrees to indemnify, defend and hold the other, its beneficiaries or its partners, and any of its or their employees, agents, legal representatives, officers, partners, successors or assigns harmless from and against any claims made by any broker or finder other than the brokers named above for a commission or fee in connection with this Lease.

     27.  MISCELLANEOUS.
          -------------

          A.   Rights Cumulative.  All rights and remedies of Landlord under
               -----------------
this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

          B.   Interest.  All payments becoming due under this Lease and
               --------
remaining unpaid when due shall bear interest until paid at the greater of (i) twelve percent (12%) per annum or (ii) two percent (2%) per annum above the prime rate or base rate or other comparable reference rate of interest charged from time to time by Bank One, N.A. (but in no event at a rate which is more than the highest rate which is at the time lawful in the State of Illinois).

          C.   Terms.  The necessary grammatical changes required to make the
               -----
provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

          D.   Binding Effect.  Each of the provisions of this Lease shall
               --------------
extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Section 15 hereof.

          E.   Lease Contains All Terms.  All of the representations and
               ------------------------
obligations of Landlord are contained herein and in the Work Letter and other Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

          F.   Delivery for Examination.  Submission of the Lease for
               ------------------------
examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

          G.   No Air Rights.  No rights to any view or to light or air over any
               -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

          H.   Modification of Lease.  If any lender requires, as a condition to
               ---------------------
its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

          I.   [Intentionally Omitted].

          J.   Transfer of Landlord's Interest. Tenant acknowledges that
               -------------------------------
Landlord has the right to transfer its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease arising after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of such transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

          K.   Landlord's Title.  Landlord's title is and always shall be
               ----------------
paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

          L.   Prohibition Against Recording.  Neither this Lease, nor any
               -----------------------------
memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

          M.   Captions.  The captions of Paragraphs and subparagraphs are for
               --------
convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such paragraphs or subparagraphs.

          N.   Covenants and Conditions.  All of the covenants of Tenant
               ------------------------
hereunder shall be deemed and construed to be "conditions," if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

          O.   Only Landlord/Tenant Relationship.  Nothing contained in this
               ---------------------------------
Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

          P.   Application of Payments.  Landlord shall have the right to apply
               -----------------------
payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

          Q.   Definition of Landlord.  All indemnities, covenants and
               ----------------------
agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord's beneficiaries and their partners, agents and employees.

          R.   Time of Essence.  Time is of the essence of this Lease and each
               ---------------
of its provisions.

          S.   Time for Performance.  Whenever under the terms of this Lease the
               --------------------
time for performance falls on a Saturday, Sunday or Legal Holiday as defined in Ill. Rev. Stat. ch. 17, para. 2201 (1989), as amended, such time for performance shall be on the next day that is not a Saturday, Sunday or Legal Holiday.

          T.   Governing Law.  Interpretation of this Lease shall be governed by
               -------------
the laws of the State of Illinois.

          U.   Partial Invalidity.  If any term, provision or condition
               ------------------
contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect to which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

          V.   Parking.  For so long as Landlord retains the right to license to
               -------
tenants of the Building the right to use parking spaces in the parking garage located at 250 South Wacker Drive in Chicago, Illinois, Landlord shall make available to Tenant, for the Term of this Lease plus any renewals, four (4) reserved spaces in such garage at the standard rates then being charged from time to time for such spaces. Tenant shall enter into a parking license agreement with Landlord or the operator of the garage, as the case may be, for the use of such spaces.


     28.  NOTICES.
          -------

          All notices to be given under this Lease shall be in writing and (i) delivered personally (effective the day delivered), (ii) deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid (effective upon the earlier of actual receipt or three (3) business days after the date upon which such notice is deposited in the United States mail) or
(iii) sent by reputable overnight courier (effective the business day following delivery to such courier), addressed as follows:

          A.   If to Landlord:

               Office of the Building
               200 South Wacker Drive
               Chicago, Illinois 60606
               Attention: Building Manager

or to such other person or such other address designated by notice sent by Landlord to Tenant.

          B.   If to Tenant:

               TenFold Corporation
               180 West Election Road
               Suite 100
               Draper, Utah 84020

               Attention:  General Counsel

               with a copy to:

               TenFold Corporation
               100 Foster City Blvd.
               Suite 200
               Foster City, California 94404
               Attention:  Lease Administrator

or if no address is inserted above, addressed to Tenant at Tenant's present address, and, after occupancy of the Premises by Tenant, to Tenant at 200 South Wacker Drive, Chicago, Illinois 60606, or to such other address as is designated by Tenant in a notice to Landlord.

     29.  LIMITATION ON LANDLORD'S LIABILITY.
          ----------------------------------

          It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord, its beneficiaries or its partners, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord, its beneficiaries or its partners or any of its or their officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant.

     30.  TENANT ALLOWANCES.
          -----------------

          A. Landlord agrees to pay to Tenant (or credit against invoices therefor) an allowance in an amount not to exceed Two Million Four Hundred Sixty-Two Thousand Seven Hundred Seventy-Five and No/100 Dollars ($2,462,775.00) (the "Tenant Improvement Allowance") (calculated by multiplying $37.50 by 65,674, being the number of rentable square feet in the Premises) to be applied toward payment or reimbursement of costs incurred by Tenant in connection with alterations, additions and improvements made to the Premises pursuant to the Work Letter attached hereto as Exhibit C, including costs incurred by Tenant in connection with the preparation of architectural, mechanical, electrical and plumbing drawings for such work (but excluding furnishings, equipment and personal property purchased by Tenant), and such other costs incurred by Tenant in connection with improvements for the Premises for initial occupancy as are approved by and satisfactory to Landlord (Landlord hereby expressly approving the application of up to $492,555.00 of the Tenant Improvement Allowance toward the cost of telephone and computer cabling and consulting costs related thereto). Landlord and Tenant agree that up to $821,137.50 of the Tenant Improvement Allowance shall be made available in connection with the improvement of Area A, and up to $1,641,637.50 shall be made available in connection with the improvement of Area B.

     B. The foregoing Tenant Improvement Allowance is for Tenant personally and may not be applied or used for the benefit of any subtenant approved by Landlord nor will such allowance inure to the benefit of any permitted assignee of Tenant. It shall be a condition to the application of any such Tenant Improvement Allowance that Tenant not be in default under any terms, covenants and conditions of this Lease at any time such any of allowance is requested. The Tenant Improvement Allowance is applicable only in connection with the initial preparation of the Premises for occupancy. In the event that Tenant causes any work to be performed by any contractor or furnished by a supplier other than those engaged by Landlord, it shall be a condition of Landlord's obligation to pay the Tenant Improvement Allowance to Tenant that Tenant shall provide to Landlord contractor's affidavits and waivers of lien covering all labor and materials expended and used, and invoices reasonably acceptable to Landlord establishing the actual cost of and full payment for all items purchased with such allowance.

     C. So long as Tenant has expended at least Two Million One Hundred Thirty-Four Thousand Four Hundred Five and No/100 Dollars ($2,134,405.00) of the Tenant Improvement Allowance toward the work described in the Work Letter (exclusive of design, architectural and engineering fees), Landlord agrees, upon written request of Tenant, and provided Tenant is not in default under any of the terms, covenants or conditions of this Lease, to credit up to $328,370.00 of any unused portion of the Tenant Improvement Allowance to the Base Rent payable hereunder by evenly amortizing such unused portion over the remainder of the initial Term hereof and reducing the monthly installments of Base Rent set forth in Exhibit B hereof by such amortized amount.

     D. In the event the cost of the Work described in the Work Letter exceeds the Tenant Improvement Allowance, Landlord hereby agrees to advance to Tenant, at Tenant's request, an additional amount (the "Additional Allowance") not to exceed Three Hundred Twenty-Eight Thousand Three Hundred Seventy and No/100 Dollars ($328,370.00) on the same terms as the Tenant Improvement Allowance; provided, however, Tenant shall repay the Additional Allowance (or so much thereof as has been drawn upon by Tenant) to Landlord, as additional monthly Base Rent, amortizing with interest at the rate of ten percent (10%) per annum compounded monthly, from the date or dates of disbursement by Landlord through the Termination Date of the initial Term. Tenant shall promptly execute and deliver such amendment to the Lease as Landlord shall prepare to confirm such repayment in the form of a revision to the Base Rent schedule set forth in Exhibit B attached hereto. In the event all or any portion of the Additional Allowance has not been drawn by June 30, 2002, such unused portion shall no longer be available for use by Tenant nor shall Tenant receive any credit therefor.

     31.  RIGHT OF FIRST OFFER.
          ---------------------

          In the event any contiguous block of space comprising at least 11,000 rentable square feet on the eighteenth (18th) through twenty-second (22nd) floors of the Building becomes available for leasing by third parties (but subject only to the rights of any other parties with respect to such space which may exist as the date hereof), and provided Landlord has a bona fide prospective third party tenant (a "BFT") prepared to enter into a lease of said space (as evidenced by a letter of intent signed by Landlord and said BFT), Tenant shall have and is hereby granted the right to add such space to the Premises demised hereunder. Landlord shall notify Tenant in writing of the availability of such space and the economic terms upon which Landlord and the BFT have agreed. Tenant shall have
(5) business days from receipt of such notice from Landlord within which to notify Landlord in writing of Tenant's acceptance of such offer to add space to the Premises on the terms and conditions set forth in Landlord's notice to Tenant, except that any space so added to the Premises shall be coterminous with the Term, with a pro rata adjustment of any concessions contained in such offer. In the event Tenant does not promptly so notify Landlord of its acceptance of such offer or thereafter promptly enter into a lease amendment which adds such space to the Premises, Landlord may thereafter lease such space to the BFT and Tenant shall have no further right or interest in such space during the term of such lease with the BFT, as the term thereof may be extended, whether by option to extend or otherwise.

          It shall be conditions of Tenant's right to exercise an option to add space under this Section that (i) there remains as of the effective date of such option at least four (4) years on the Term of this Lease, exclusive of any renewal options (unless said renewal option or options have theretofore been exercised) and (ii) Tenant is not in default (beyond any applicable cure period) under any of the terms, covenants or conditions of this Lease at the time Tenant notifies Landlord of the exercise of such option to add such space to the Premises or upon the effective date of such option.

          Notwithstanding anything in Section 15 to the contrary, in the event Tenant shall sublet any or all of the space added pursuant to this Section 31 or in the event Tenant shall assign this Lease as to any or all of the space added pursuant to this Section, Tenant shall pay to Landlord fifty percent (50%) of any profit derived from such subletting or assignment, as such profit is calculated in accordance with Section 15.

     32.  OPTION TO EXTEND.
          -----------------

          The Term of this Lease may be extended, at the option of Tenant, for one (1) period of five (5) years, such period being herein sometimes referred to as the "Extended Term", as follows:

          A. Such option to extend shall be exercised by Tenant by giving written notice to Landlord on or before but not later than the last day of the sixtieth (60th) full calendar month following the Area B Commencement Date.

          B. The Extended Term shall be on the same terms, convenants and conditions of this Lease, excluding the provisions of Sections 30 and 32 hereof, and except for the payment of rent during the Extended Term. Any termination of this Lease during the original Term of this Lease or the Extended Term shall terminate all rights hereunder. The option to extend the Term of this Lease is personal to TenFold Corporation and may not be exercised by or for the benefit of any other party, other than an assignee to whom this Lease is assigned pursuant to Section 15.H(b).

          C. The Base Rent during the Extended Term shall be the Market Rental Rate as hereafter defined. For purposes of this Lease, "Market Rental Rate" shall mean the net rental, as of the date for which such Market Rental Rate is being calculated, per annum per rentable square foot for comparable space of comparable size for a similar term for fully credit-worthy tenants by reference to first-class space primarily in the Building, and secondarily in other buildings comparable to the Building in age and quality in the downtown Chicago area, but excluding those leases where the tenant has an equity interest in the property. Upon written request of Tenant, Landlord shall advise Tenant one (1) month prior to the date by which Tenant must exercise the option granted hereby, of the Market Rental Rate at which it is prepared to offer the Premises to Tenant for the Extended Term. In addition to the Base Rent above provided, Tenant shall and hereby agrees to continue to pay to Landlord Additional Charges in accordance with the provisions of Section 3 of this Lease.

          D. It shall be a condition of Tenant's right to exercise Tenant's option to extend the Term of this Lease that Tenant is not in default under any of the terms, covenants or conditions of this Lease at the time that Tenant notifies Landlord of the exercise of such option to extend the Term of this Lease or upon the effective date of such option.

          E.     In the event Tenant exercises Tenant's option under this
Section 32, Tenant agrees to execute and deliver to Landlord a Lease amendment setting forth the terms of such option within thirty (30) days of exercise of such option by Tenant.

          F. In the event that Tenant, in good faith, fails to agree to the Market Rental Rate proposed by Landlord with respect to the Extended Term, such rate shall be determined as follows:

          (i) If Landlord and Tenant are unable to reach agreement on the Market Rental Rate within fifteen (15) days after Landlord notifies Tenant of Landlord's determination of the Market Rental Rate pursuant to Section 32C hereof, then within five (5) business days, Landlord and Tenant shall each simultaneously submit to each other in a sealed envelope its good faith estimate of the Market Rental Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Market Rental Rate shall be the average of the two estimates.

          (ii) If Landlord and Tenant are unable to agree upon the Market Rental Rate by exchange of estimates, then either may, by written notice to the other, request to resolve the dispute by arbitration. Within five (5) business days after the receipt of such request, each of the parties shall select, to act as an arbitrator, an independent MAI appraiser with experience in real estate activities, including at least ten (10) years experience in appraising office space in the downtown Chicago area. Within five (5) business days after the appointment of the last of the two appraisers to be appointed, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria. If one party shall fail to make an appointment of an appraiser within five (5) business days after receipt of a request to arbitrate as provided in this clause (ii), then the appraiser chosen by the other party shall choose the other two appraisers.

          (iii)  Once the arbitrators have been selected as provided in clause
     (ii) above, then, as soon thereafter as practicable but in any case within thirty (30) days, the arbitrators shall select one of the two estimates of Market Rental Rate submitted by Landlord and Tenant, and the estimate so selected by a majority of the arbitrators shall be the Market Rental Rate for the Extended Term. The decision of the appraisers of the Market Rental Rate shall be submitted in writing to, and be final and binding on, Landlord and Tenant. The party's whose estimate is not selected by the arbitrators shall bear the cost of the foregoing arbitration.



     33.  ROOF RIGHTS.
          ------------

     Tenant shall have limited access to and use of the Building's roof as Tenant may from time to time request for the erection and maintenance of a satellite antenna dish (not to exceed two meters in diameter) or alternate communication and data receiving/sending equipment, for its own use, serving solely the business conducted by Tenant or any subtenants in the Premises, for the transmission and receipt of radio, microwave and other communication signals. Such portion of the roof, when delivered to Tenant, shall be deemed leased to Tenant for the Term (as it may be extended) subject to Landlord's right to relocate. Tenant shall pay the cost to install, maintain, insure and remove equipment installed on the roof of the Building by Tenant and shall, at its sole cost and expense, obtain any zoning or other governmental approvals necessary for such equipment, and repair any and all damage caused to the Building or any equipment or property as a result of Tenant's exercise of the rights granted in this Section 33. Installation of such equipment shall be performed in accordance with the provisions of Section 8 of this Lease.
Landlord shall not unreasonably withhold any consent required under Section 8 to installation of such equipment. Tenant agrees that access to the roof shall be controlled by Landlord in accordance with Landlord's riser maintenance plan and reasonable and equitable rooftop rules and regulations adopted for the Building from time to time, and Tenant shall coordinate any activity on the roof of the Building with prior written notice to and the involvement of Building


                     [THIS SPACE INTENTIONALLY LEFT BLANK]
personnel. Tenant shall execute a separate license agreement reasonably satisfactory to Landlord and Tenant governing use of such antenna.

                              LANDLORD:

                              200 SOUTH WACKER DRIVE, L.L.C.

                              By:   The Equitable Life Assurance Society
                                    of the United States, a New York
                                    corporation, solely on behalf and for the
                                    benefit of its Separate Account 8, known
                                    as the "Prime Property Fund"



                                    By:   /s/ John Schoser
                                       -------------------------------------
                                    Name: John Schoser
                                    Its:  Investment Officer




                              TENANT:

ATTEST:                       TENFOLD CORPORATION,
                              a Delaware corporation

By:  /s/ Jason Chu
   ------------------------
   Its: Systems Manager       By:  /s/ Gina Katigbak
       --------------------      -----------------------------
                                 Its: Facilities Director               .
                                     -------------------------

                                   EXHIBIT A
                                   ---------

                            FLOOR PLAN OF PREMISES
                            ----------------------

                                   EXHIBIT B
                                   ---------

                                   BASE RENT
                                   ---------



     Rentable Area                             21,897 square feet
     (Lease Year 1 only)

     Rentable Area
     (Lease Year 2 through balance of Term)    65,674 square feet

     Initial Annual Base Rent
     per square foot                           $18.50

     Annual Increase                           $.50 per rentable square foot
                                               beginning in the 2/nd/ Lease Year


---------------------------------------------------------------------------------------------
      Lease Year          Rate Per Square Foot        Annual Rate             Monthly Rate
      ----------          --------------------        -----------             ------------
---------------------------------------------------------------------------------------------
           1                    $18.50               $  405,094.50             $ 33,757.88
---------------------------------------------------------------------------------------------
           2                    $19.00               $1,247,806.00             $103,983.33
---------------------------------------------------------------------------------------------
           3                    $19.50               $1,280,643.00             $106,720.25
---------------------------------------------------------------------------------------------
           4                    $20.00               $1,313,480.00             $109,456.67
---------------------------------------------------------------------------------------------
           5                    $20.50               $1,346,317.00             $112,193.08
---------------------------------------------------------------------------------------------
           6                    $21.00               $1,379,154.00             $114,929.50
---------------------------------------------------------------------------------------------
           7                    $21.50               $1,411,991.00             $117,665.92
---------------------------------------------------------------------------------------------

                                   EXHIBIT C
                                   ---------

                                  WORK LETTER
                                  -----------

                            200 South Wacker Drive
                               Chicago, Illinois


     This Work Letter is attached to and made part of that certain Lease (referred to herein for convenience as the "Lease"), dated as of the date hereof between 200 South Wacker Drive, L.L.C. ("Landlord"), and TenFold Corporation ("Tenant"), wherein the Tenant is leasing certain office space comprised of the entirety of the fourteenth (14/th/), fifteenth (15/th/) and sixteenth (16/th/) floors and more particularly described in the Lease (the "Premises") in the building located at 200 South Wacker Drive, in Chicago, Illinois (the "Building"), as more particularly described in the Lease. In consideration of the parties entering into the Lease and of the mutual promises and covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

     1.    Proposed and Final Plans.
           ------------------------

     (a) Tenant shall cause to be prepared and delivered to Landlord, for Landlord's approval, the following proposed drawings ("Proposed Plans") for all improvements Tenant desires to have completed in the Premises (the "Work"):

     (i) Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, and telephone plan and, if desired by Tenant, any plans for ambient lighting within the occupied portions of the Premises).

     (ii) Mechanical drawings (consisting of HVAC, electrical, telephone, and plumbing).

     (iii) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details).

     (iv) Tenant's HVAC specifications to enable Landlord to install, as part of the Work, a connection to the cooling tower for the Building and a condenser water loop.

     (b) All architectural drawings shall be prepared at Tenant's sole cost and expense (but subject to application of the Tenant Improvement Allowance provided in Section 30 of the Lease) by a licensed architect designated by Tenant and approved by Landlord, whom Tenant shall employ. Tenant shall deliver one set of reproducible architectural drawings to Landlord's engineer at the same time one set is delivered to Landlord. All mechanical drawings shall be prepared at Tenant's sole cost and expense (but subject to application of the Tenant Improvement Allowance provided in Section 30 of the Lease) by a licensed engineer designated by Landlord, whom Tenant shall employ. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in reviewing the Proposed Plans.

     (c) Within five (5) business days after Landlord's receipt of the architectural drawings, Landlord shall advise Tenant of any changes required to obtain Landlord's approval, which approval shall not be unreasonably withheld or conditioned.

     (d) Within ten (10) business days after receipt of mechanical drawings, Landlord shall advise Tenant of any changes required to obtain Landlord's approval, which approval shall not be unreasonably withheld or conditioned.

     (e) Any changes which Landlord shall require to the architectural drawings or mechanical drawings shall be limited to matters which have a material or adverse impact on the structure or systems of the Building or which are visible from the exterior or common areas of the Building. If Landlord disapproves of the Proposed Plans, Tenant shall revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord. Landlord shall, within ten (10) days after receipt of Tenant's revised plans, advise Tenant of any additional changes which may be required to obtain Landlord's approval. If Landlord disapproves the revised plans, Tenant shall revise such plans and resubmit them to Landlord. Landlord shall, again within five (5) business days after receipt of the revised plans, advise Tenant of further changes, if any, required for Landlord's approval. This process shall continue until Landlord has approved Tenant's revised Proposed Plans; Tenant shall at all times use all diligence that may be required so that Landlord has in all events approved Tenant's Proposed Plans or revised Proposed Plans (as the case may be) on or before, and no later than, July 15, 2000. "Final Plans" shall mean the Proposed Plans, as revised, which have been approved by Landlord and Tenant in writing.

     (f) All Proposed Plans and Final Plans shall comply with all applicable statutes, ordinances, regulations, laws, and codes and with the requirements of Landlord's fire insurance underwriters. Neither review nor approval by Landlord of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the Final Plans without Landlord's prior written approval.

     2.   Performance of the Work by Landlord.
          -----------------------------------

     Upon approval of the Final Plans by Landlord and filing thereof with the appropriate governmental agencies, Landlord shall cause the Work to be bid to Clune Construction. Landlord and Tenant shall mutually negotiate the contract for the general contractor to perform the Work, and Landlord shall thereupon execute the contract with the general contractor. Upon execution of the general contractor contract, Landlord, at Tenant's sole cost and expense (but subject to application of the Tenant Improvement Allowance provided in Section 30 of the Lease) shall cause such contractor to promptly commence to construct and install and pursue to completion in the Premises the Work. To the extent the costs of the Work exceed the Tenant

Improvement Allowance, Tenant shall pay to Landlord the costs of the Work pursuant to the provisions of Paragraph 3 hereof.

     3.   Payment of Costs of the Work.
          ----------------------------

     Subject to the application of the Tenant Improvement Allowance described in
Section 30 of the Lease, the Work shall be installed at Tenant's sole cost and expense. The cost of the Work shall include, and Tenant agrees to pay Landlord for, the following costs ("Landlord's Costs"): (i) the cost of all work performed by Landlord on behalf of Tenant and for all materials and labor furnished on Tenant's behalf, (ii) the cost of any services provided to Tenant or its contractors including but not limited to the cost for rubbish removal (except that there shall be no charge during the construction period for utilities or freight elevator usage), and (iii) a supervision fee equal to $0.50 per rentable square foot of the Premises. Tenant shall pay to Landlord all of Landlord's Costs in excess of the Tenant Improvement Allowance. Within ten (10) business days following selection of the general contractor, Landlord shall prepare an estimate of Landlord's Costs. To the extent such estimate of Landlord's Costs exceeds the Tenant Improvement Allowance, Landlord shall invoice Tenant for such excess upon commencement of the Work, and Tenant shall pay the same to Landlord within thirty (30) days of Landlord's invoice (and Landlord shall have no obligation to proceed with the Work until Tenant has paid such excess to Landlord). Any balance of the excess of the actual amount of Landlord's Costs over the estimate previously paid and after application of the Tenant Improvement Allowance, shall be paid by Tenant to Landlord upon Substantial Completion of the Work. Notwithstanding the foregoing or anything herein or in the Lease to the contrary, Landlord shall be responsible for demolition of the kitchen area and the ceramic tile located on the sixteenth floor of the Building, and Tenant shall have no liability in connection therewith.

     4.   Commencement of Rent.  Notwithstanding the date provided in the Lease
          --------------------
for the commencement of the Term thereof, the Area A Commencement Date or the Area B Commencement Date shall be deferred and Tenant's obligation to pay rent under the Lease with respect to either Area A or Area B, as the case may be, shall not commence until Landlord shall have substantially completed the Work therein; provided however, that if Landlord shall be delayed in substantially completing the Work as a result of any of the following (hereinafter "Tenant Delays"):

     (a) Tenant's failure to obtain Landlord's approval of the Final Plans in accordance with and on or before the deadlines set forth in Paragraph 1 hereof; or

     (b) Tenant's changes in the Work (notwithstanding Landlord's approval of such changes); or

     (c) Tenant's failure to negotiate in good faith the contract with Clune Construction; or

     (d) The performance or failure thereof by Tenant or any person, firm or entity employed by Tenant, or the completion or failure to complete any work of Tenant by said person, firm or entity; or

     (e) The failure of Tenant to pay the estimate of Landlord's Costs as provided in Paragraph 3 hereof; or

     (f)  Any fault of Tenant or its agents or representative;

the applicable Commencement Date and the payment of rent under the Lease shall not be affected or deferred on account of any such Tenant Delays.

     Substantial Completion of the Work in the Premises shall mean completion of the Work with the exception of minor or insubstantial details of construction, mechanical adjustment or decoration, the incompletion of which will not unreasonably interfere with use and occupancy of the Premises by Tenant for normal business purposes. Such minor or insubstantial details are hereinafter referred to as the "Punch List Items"; Landlord and Tenant will within two (2) business days prior to Tenant's delivery and installation of its furniture systems as set forth in Paragraph 5 below, complete a written punchlist identifying such items, and within five (5) days after Substantial Completion of the Work confirm such date in writing and complete preparation of a second written punchlist. Landlord shall thereafter cause the Punch List Items to be completed as promptly as reasonably possible. Landlord shall give Tenant fifteen
(15) days prior written notice of the anticipated date of Substantial Completion. Upon Substantial Completion of the Work, Tenant shall accept the Premises (subject to the Punch List Items and latent defects as set forth in Section 5.D of the Lease), provided, however, that such acceptance shall not relieve Landlord of its obligation to promptly complete all Punch List Items. The punchlist will be attached to the Term Commencement Memorandum described in
Section 1 of the Lease.

     In addition to Substantial Completion of the Work, the Area A Commencement Date or the Area B Commencement Date, as the case may be, and Tenant's obligation to pay rent under the Lease with respect to Area A or Area B, shall be deferred until: (i) the Building's utility and life safety systems are fully operable; (ii) the HVAC system serving the Premises (other than any supplemental system installed by Tenant) are fully operational, tested and balanced; (iii) Tenant shall have access to all of the parking spaces described in Section 27.V of the Lease; and (iv) Landlord shall have tendered possession of the Premises to Tenant.

     5.   Access by Tenant. Landlord, at Landlord's sole discretion, may permit
          ----------------
Tenant and Tenant's agents to enter the Premises as licensees prior to the date specified as the commencement of the Term of said Lease in order that Tenant may do such other work as may be required by Tenant to make the Premises ready for Tenant's use and occupancy thereof including, but not limited to, data cabling, installation of telephone switch and data equipment, installation of security system and installation of furniture systems. Subject to the provisions of Paragraph 4 above and this Paragraph 5, Landlord shall provide Tenant with access to the Premises at least fifteen (15) days prior to the date of Substantial Completion to permit delivery and installation of furniture systems. If Landlord permits such entry prior to the commencement of the Term, such license is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees working in harmony and not interfering with Landlord or Landlord's agents in constructing and installing the Work or doing any other work in or about the Premises or Building, or with other tenants, invitees and occupants of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference therewith, Landlord shall have the right to withdraw such license upon twenty-four (24) hours' written notice to Tenant. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay rent, and further agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work or installations made in the Premises or to property placed therein, and Tenant agrees to protect, defend, indemnify and save harmless Landlord and Landlord's principals, agents, beneficiaries and employees from all liabilities, costs, damages, fees and expenses arising out of or in any way connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or Building.

     In the event Tenant employs contractors to do work in the Premises, Tenant shall secure and pay for Worker's Compensation, Employers Liability Insurance, and Comprehensive General Liability Insurance in forms and amounts acceptable to Landlord. All policies shall be endorsed to include Landlord and its employees and agents as additional insured parties. Certified copies of such policies or, at Landlord's election, certificates of such insurance shall be delivered to Landlord prior to Tenant commencing any work in the Premises.

     6.   Miscellaneous.
          -------------

     (a) Except as expressly set forth herein, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

     (b) This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

     (c) The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Section 27.B of the Lease.

     (d) Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the Building which affect any work to be performed by Tenant hereunder.

     (e) Landlord shall not require the general contractor to provide a payment or performance bond in connection with the Work.

     (f) Landlord shall provide to Tenant any warranties made available to Landlord by any subcontractors in connection with the Work.

                                   EXHIBIT D
                                   ---------

                            CLEANING SPECIFICATIONS
                            -----------------------

A.   OFFICE AREAS
     ------------

     Daily: Monday through Friday inclusive; holidays excepted.

     1. Empty all waste receptacles and ash trays; remove waste materials from the premises.

     2.   Dry-mop all uncarpeted areas.

     3.   Vacuum all rugs and carpeted areas in offices, lobbies and corridors.

     4. Hand-dust all office furniture, fixtures and all other horizontal surfaces.

     5.   Damp-wipe all glass furniture tops.

     6. Remove all fingers marks and smudges from doors, door frames, around light switches, private entrance glass partitions.

     7.   Wash and clean all water coolers and fountains.

     8.   Spot-clean spill marks on resilient floor tile.

     B.   LAVATORIES (WITHIN THE PREMISES)
          ----------

     Nightly:
     -------

     1.   Clean and damp-mop floors.

     2.   Wash and polish all mirrors, bright work and enameled surfaces.

     3.   Wash and sanitize all basins, bowls and urinal.

     4.   Wash and sanitize toilet seats.

     5. Dust and clean, wash where necessary, all partitions, tile walls and all dispensers and receptacles.

     6.   Empty all receptacles and sanitary disposals.

     7. Fill toilet tissue holders (tissue to be furnished by Landlord). If directed by Tenant, fills soap dispensers an paper towel dispenser (soap and paper towels to be furnished by Tenant at Tenant's expense).

                                   EXHIBIT E
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------


     RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building.

          (a) Any sign, lettering, picture, notice or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing such approval not to be unreasonably withheld. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

          (b) Tenant may use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, but only with prior written consent of Landlord. Landlord's consent may be arbitrarily withheld. Tenant may use the address of the Building as its business address for any reasonable business purpose.

          (c) Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

          (d) Tenant shall not make, or cause to be made, any noises, disturbances, vibrations, odors or noxious fumes which interfere with the use or enjoyment of the Building or any space located therein by any other tenant or occupant of the Building. Tenant shall not use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not, except as otherwise expressly provided in Section 33 of the Lease, place or install any projections, antennae, aerials or similar devices outside of the Premises.

          (e) Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease.

          (f) Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls except for the thermostats within the Premises. Tenant shall keep public corridor doors closed.

          (g) Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

          (h) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage. Tenant's responsibility includes keeping doors locked and other means of entry to the Premises closed and secured.

          (i) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

          (j) Tenant shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord.

          (k) Tenant shall not, and Tenant shall not permit or suffer anyone to:

               (1) Use the Premises for lodging or for any immoral or illegal purposes;

               (2) Use the Premises to engage in the manufacture, sale or use of any spirituous, fermented, intoxicating or alcoholic beverages;

               (3) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

          (l) In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to require Tenant to make immediate payment for the whole of the increased insurance premium.

          (m) Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

          (n) If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

          (o) Bicycles shall not be permitted in the Building in other than Landlord designated locations.

          (p) Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

          (q) Tenant, its customers, invitees, licensees, and guests shall not loiter, eat, drink, sit or lie in the lobby, plaza or other spaces in the Building or the adjacent property owned by the Landlord which are open to the public.

          (r) Tenant shall not, and Tenant shall not permit or suffer anyone to, allow any pets in the Premises.

          (s) Tenants shall not use any draperies or other window coverings instead of or in addition to the building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.

          (t) Tenant, its customers, invitees, licensees, and guests shall not use the freight or passenger elevators of the Building except in accord with the reasonable regulations for their use established by Landlord.

          (u) In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act.

          (v) In the event of a conflict between the terms of these rules and regulations and the terms of the Lease, the terms of the Lease shall control.

          (w) No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

          (x) Tenant shall not, and Tenant shall not permit or suffer anyone to:

               (1)  Cook in the Premises;

               (2) Place vending or dispensing machines of any kind in or about the premises;

               (3) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form.

However, with prior written consent of Landlord, such activities may be permitted in lounges or other facilities designated for this purpose.

                                   EXHIBIT F
                                   ---------

                      FORM OF TENANT ESTOPPEL CERTIFICATE
                      -----------------------------------



                         DATED:______________________


Re: Lease Dated:

     Landlord:   200 South Wacker Drive, L.L.C.

     Tenant:

          Premises:   ________________________________________________
                      at 200 Wacker Drive, Chicago, Illinois

     The undersigned as Tenant under the Lease aforesaid, hereby acknowledges for the benefit of _______________, which has or is about to make a loan to the Landlord aforesaid, part of the security for which will be a mortgage covering the Premises aforesaid and an assignment of Landlord's interest in said Lease, the truth and accuracy of the following statements pertaining to said Lease.

     1.   Tenant has accepted and is in full possession of the Premises.

     2. The term of the Lease commenced on ___________________ and the Lease is in full force and effect.

     3. Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in the Lease.

     4. All improvements, additions and alterations required to be made by Landlord with respect to the Premises have been fully completed by Landlord and are acceptable to Tenant except for ___________________________________________.

     5. Tenant is paying the full rent stipulated in the Lease and there are no offsets, defenses or claims on the part of Tenant with respect thereto.

     6. The fixed annual rent under the Lease is $_________________ and no moneys have been paid to Landlord in advance of the due date set forth in the Lease, except __________ __________________________________.

     7. Landlord has not been and is not presently in default under any of the terms, covenants or provisions of the Lease.

     8. There have been no modifications or amendments to the Lease except as follows: ______________________________________________________________________.

A true and complete copy of the Lease (together with all amendments if any aforementioned) is attached hereto and hereby made a part hereof.

     9. Tenant acknowledges that __________ assumes no liability for its security deposits, if any, or for sums escrowed with the Landlord for taxes in the event that __________ acquires the building in which the Premises are located by foreclosure or by transfer of title in lieu of foreclosure.

     10. Tenant has no notice of any prior assignment, hypothecation or pledge of the Lease or of the rents payable by Tenant thereunder.

Dated:                                  TENANT:_________________________________

                                        By:_____________________________________

Address to which notices are to be
sent if other than the Premises:

                                   EXHIBIT G
                                   ---------

                       FORM OF NON-DISTURBANCE AGREEMENT
                       ---------------------------------

                        LEASE SUBORDINATION, ATTORNMENT
                                      AND
                           NON-DISTURBANCE AGREEMENT

     THIS AGREEMENT, made this day of , 2000, by and between __________________, a ________________ (herein "Lessee"), and MASSACHUSETTS
MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (herein "Lender").

                                   RECITALS

     A. Lender is the holder of a certain promissory note (herein the "Note") issued by 200 South Wacker Drive, L.L.C. ("Lessor"), dated October 23, 1998 in the principal sum of Sixty-Six Million and No/100 DOLLARS ($66,000,000.00) and of the Mortgage and Security Agreement of even date therewith (herein the "Mortgage") securing the Note, recorded on October 26, 1998 as Document Number 98958719 with the Cook County Recorder, which Mortgage encumbers the real property (herein called the "Subject Property") described on Exhibit A, attached hereto and made a part hereof.

     B. Lessee and 200 South Wacker Drive, L.L.C., as Lessor, entered into a lease agreement (herein the "Lease") dated _________________________, 2000 by which Lessee leased from Lessor certain premises commonly known as _____________________ and comprising approximately _______ Square Feet (herein the "Leased Premises"), and constituting a portion of the Subject Property.

     C. Lessee desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Lessee confirm the priority of the Mortgage over the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinbelow, the parties hereto agree as follows:

     1. Lessee hereby covenants and agrees that all its rights and interests whatsoever under the Lease in the Leased Premises and the Subject Property are and shall remain subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder or under the Note, and to any increases, renewals, extensions, modifications, substitutions, consolidations or replacements thereof or of the Note.

     2. So long as Lessee is not in default (beyond any period given Lessee in the Lease to cure such default) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee shall not be disturbed by Lender in its possession of the Leased Premises during the term of the Lease, or any extension or renewal thereof, or in the enjoyment of its rights under the Lease.

     3. If the interest of the Lessor under the Lease shall be acquired by Lender or any purchaser ("Purchaser") by reason of exercise of the power of sale or the foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and Lender or Purchaser succeeds to the interest of Lessor under the Lease, Lessee shall attorn to Lender or Purchaser as its lessor, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender's or Purchaser's succeeding to the interest of the Lessor under the Lease, and the Lease shall continue in accordance with its terms between Lessee as lessee and Lender or Purchaser as lessor; provided, however, that:

     (a) Lender shall not be personally liable under the Lease and Lender's liability under the Lease shall be limited to the ownership interest of Lender in the Subject Property;

     (b) Lender shall not be liable for any act or omission of any prior lessor (including Lessor);

     (c) Lender shall not be subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor);

     (d) Lender shall not be bound by any prepayment of rent or deposit, rental security or any other sums deposited with any prior lessor (including Lessor) under the Lease unless actually received by Lender;

     (e) Lender shall not be bound by any agreement or modification of the Lease made without Lender's consent;

     (f) Lender shall not be bound to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Leased Premises required under the Lease or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restorations in excess of any proceeds recovered under any insurance required to be carried under the Lease; and,

     (g) Lender shall not be bound by any restriction on competition beyond the Subject Property.

     4. Lessee certifies to Lender that the Lease is presently in full force and effect with no defaults thereunder by the Lessor or by Lessee and unmodified except as indicated hereinabove; that the term thereof has commenced and the full rental is now accruing thereunder; that Lessee has accepted possession of the Leased Premises and that any improvements required by the terms of the Lease to be made by the Lessor have been completed to the satisfaction of

Lessee; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Lessee is as set forth in the Lease, or at the Leased Premises; and that the Lessee, has no charge, lien, claim or offset under the Lease or otherwise, against rents or other charges due or to become due thereunder.

     5. Lessee agrees with Lender that from and after the date hereof, Lessee will not terminate or seek to terminate the Lease by reason of any act or omission of the Lessor thereunder until Lessee shall have given written notice, by registered or certified mail, return receipt requested, of said act or omission to Lender, which notice shall be addressed to Massachusetts Mutual Life Insurance Company, C/O David L. Babson and Company Incorporated, 1295 State Street, Springfield, Massachusetts 01111, Attention: Senior Managing Director, Real Estate Finance Group, and until a reasonable period of time shall have elapsed following the giving of such notice, during which period Lender shall have the right, but shall not be obligated, to remedy such act or omission.

     6. This Agreement shall inure to the benefit of and shall be binding upon Lessee and Lender, and their respective heirs, personal representatives, successors and assigns. This Agreement may not be altered, modified or amended except in writing signed by all of the partied hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the laws of the State of

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


[ATTEST OR WITNESSES (2)]           LESSEE:


__________________________________  By _________________________________


__________________________________  Its_________________________________

[SEAL]


[ATTEST OR WITNESSES (2)]           MASSACHUSETTS MUTUAL LIFE
                                    INSURANCE COMPANY
                                    By David L. Babson and Company Incorporated
                                    Its Authorized Agent


__________________________________  By ________________________________

__________________________________  Its_________________________________

[SEAL]

                               ACKNOWLEDGEMENTS

STATE OF           )
                   ) ss.
COUNTY OF          )


     On this , the day of , 2000, before me, the undersigned party, personally appeared who acknowledged himself to be the ______ of _________________, a _________________________ and that he as such bring authorized to do so, executed the foregoing Lease Subordination, Attornment and Non-Disturbance Agreement for the purposes therein contained by signing the name of the by himself as

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    ____________________________________
                                               Notary Public

My Commissions Expires:



COMMONWEALTH OF MASSACHUSETTS  )
                               ) ss.
COUNTY OF                      )


     On this , the day of , 2000, before me, the undersigned party, personally appeared who acknowledged himself to be the ____________ of David L. Babson and Company Incorporated the Authorized Agent of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, and that he as such being authorized to do so, executed the foregoing Lease Subordination, Attornment and Non-Disturbance Agreement for the purposes therein contained by signing the name of the corporation by himself as

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    ___________________________________
                                               Notary Public

My Commission Expires:

                                   EXHIBIT H
                                   ---------

                             Letter of Credit Form
                             ---------------------


_________, 2000

200 South Wacker Drive,  L.L.C.
c/o Lend Lease Real Estate Investments, Inc.
455 N. Cityfront Plaza Drive, Suite 3200
Chicago, Illinois, 60611

Attn: ___________________

IRREVOCABLE LETTER OF CREDIT NO. __________

Original Expiration Date:  __________

Gentlemen:

We hereby establish our irrevocable Letter of Credit in your favor for the account of TenFold Corporation for the sum not exceeding U.S.
__________________________________________ and 00/100 Dollars ($__________).

This Letter of Credit is available against your draft drawn on us bearing the clause "Drawn Under _________________ Bank, Chicago, Illinois L/C No. __________________".

We hereby agree with the drawers of the draft drawn and negotiated in compliance with the terms of this credit, that said draft will be duly honored within forty-eight (48) hours after it is presented at this office.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for a period of one year from the initial expiration date stated above or any future expiration date hereof, unless at least sixty
(60) days prior to the expiration date we mail you our notice, by registered or certified mail, informing you that the Letter of Credit will no longer be automatically renewed beyond the then expiration date. In the event that we notify you that it is our intention not to renew this Letter of Credit for an additional one year period we agree to also notify the following parties by registered or certified mail:

Lend Lease Real Estate Investments, Inc.
455 North Cityfront Plaza Drive
Suite 3200
Chicago, Illinois 60611
Attn:  Regional Manager
and

Lend Lease Real Estate Investments, Inc.
3414 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attention:  Law Department

and

Quarles & Brady LLC
500 West Madison Street
Suite 3700
Chicago, Illinois 60661
Attn:  Peter A. Sarasek, Esq. and Stephanie B. Shellenback, Esq.

This Letter of Credit is transferable and assignable from time to time; any transfer request shall be effected by presentation to the issuer of the attached transfer form accompanied by the original of this Letter of Credit, provided that the holder hereof shall not incur any fees to the issuer as a condition to any such transfer.

Partial Drawings and reductions are permitted.

Except so far as otherwise expressly stated this documentary credit is subject to Uniform Customs and Practice for Documentary Credits, 1995 revision, ICC Publication No. 500, excluding Article 17.

_____________________________________________
Name of Bank

By:__________________________________________

                                   EXHIBIT I
                                   ---------

                               Legal Description
                               -----------------

                               200 S. Wacker Dr.
                               Chicago, Illinois


THAT PART OF LOTS 13 AND 14 IN BLOCK 83 IN RESUBDIVISION OF BLOCKS 83, 92 AND 140 IN SCHOOL SECTION ADDITION TO CHICAGO, IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH EAST CORNER OF SAID LOT 13; THENCE SOUTH 90 DEGREES WEST ALONG THE NORTH LINE OF SAID LOT 13 (ALSO BEING THE SOUTH LINE OF WEST ADAMS STREET), 54.00 FEET TO THE WEST LINE OF WACKER DRIVE, AS DEDICATED, AND THE PLACE OF BEGINNING OF THE HEREIN DESCRIBED TRACT OF LAND; THENCE SOUTH 0 DEGREES 13 MINUTES 30 SECONDS EAST ALONG SAID WEST LINE OF SOUTH WACKER DRIVE, 166.04 FEET TO THE SOUTH LINE OF SAID LOT 14 (ALSO BEING THE NORTH LINE OF WEST QUINCY STREET); THENCE NORTH 89 DEGREES 57 MINUTES 40 SECONDS WEST ALONG THE SOUTH LINE OF SAID LOT 14, 148.00 FEET TO A POINT; THENCE NORTH 9 DEGREES 47 MINUTES 46 SECONDS WEST, 84.20 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 14; THENCE NORTH 10 DEGREES 27 MINUTES 59 SECONDS WEST, 84.36 FEET TO THE NORTH LINE OF SAID LOT 13; THENCE NORTH 90 DEGREES EAST ALONG THE NORTH LINE OF SAID LOT 13,
177.00 FEET TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS.

                                   EXHIBIT J
                                   ---------

                         TERM COMMENCEMENT MEMORANDUM

     THIS TERM COMMENCEMENT MEMORANDUM ("Memorandum") is made as of the ________ day of __________________, 20____, by and between 200 SOUTH WACKER DRIVE, L.L.C., an Illinois limited liability company ("Landlord") and ________________
______________________________________________________________________
("Tenant").

     1. Landlord and Tenant are parties to that certain lease dated ________________, 20___ (herein referred to as the "Lease") for premises described as _________________ ("Premises") located in the building ("Building") located at 200 South Wacker Drive, Chicago, Illinois, and mutually desire to enter this Memorandum confirming certain matters relating to the Lease.

     2.   The Term commenced on _______________________, 20___, and such date shall be deemed the Commencement Date. The Term shall expire on _______________________, ____, and such date shall be deemed the Termination Date, unless sooner terminated or extended pursuant to the terms of the Lease. Tenant's obligations for Base Rent and Additional Rent have commenced or will commence on ________________, 20___.

     3. Any work and improvements required to be performed by Landlord under the Lease to prepare the Premises for initial occupancy have been completed satisfactorily, the Premises are tenantable and suitable for the permitted use under the Lease, the Premises and Building are satisfactory in all respects except as noted in the punchlist attached hereto as Appendix I, Tenant is in possession of the Premises, the Lease is in full force and effect and has not been modified, altered or amended, Landlord has fulfilled all obligations and is not in default under the Lease, and there are no offsets or credits against Rent.

     4. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.



                                    LANDLORD:

                                    200 SOUTH WACKER DRIVE, L.L.C.

                                    By:  The Equitable Life Assurance Society of
                                         the United States, a New York
                                         corporation, solely on behalf and for
                                         the benefit of its Separate Account 8,
                                         known as the "Prime Property Fund"



                                         By: ____________________________
                                         Name:  John Schoser
                                         Its:  Investment Officer


ATTEST:                             TENANT:

                                    ____________________________________
                                    a _____________________ corporation

By:____________________________
   Its:________________________

                                    By:_______________________________
                                       Its: __________________________

                                      J-2